Filed Pursuant to Rule 424(b)(3)

File No. 333-144070

ATLAS RESOURCES PUBLIC #17-2007 PROGRAM

Prospectus Cumulative Supplement No. 2 Dated May 23, 2008

To Prospectus Dated February 1, 2008

This prospectus supplement (the “Prospectus Supplement”) is part of, and should be read in conjunction with, the prospectus of Atlas Resources Public #17-2007 Program dated February 1, 2008 (as amended or supplemented, the “Prospectus”). Unless the context indicates otherwise, the information contained in this Prospectus Supplement supersedes the information contained in the Prospectus. Terms used but not defined in the Prospectus Supplement shall have the meanings given to them in the Prospectus. A copy of the Prospectus will be provided by Atlas Resources Public #17-2007 Program upon request. All references to the “Partnership” refer to Atlas Resources Public #17-2008(B) L.P., the second partnership in the Atlas Resources Public #17-2007 Program, which is currently being offered by the Prospectus dated February 1, 2008.

INDEX TO THIS PROSPECTUS SUPPLEMENT

Updated Offering Information and Status of Activities	S-1

Annex A – Additional Proposed Prospects	A-1

Annex B – Quarterly Report on Form 10-Q	B-1

Updated Offering Information and Status of Activities

Status. As detailed in the Prospectus, the Partnership is offering up to 23,645 Investor General Partner Units which will be automatically converted to Limited Partner Units. The Partnership received the minimum required cleared subscription funds of $2,000,000 from 46 investors on March 24, 2008, broke escrow and began its drilling operations. All Limited Partner Units in the offering have been sold and only Investor General Partner Units are now being offered. As of May 15, 2008, the Partnership has received cleared subscription funds of $77,587,340 from 1,771 investors, of which 1,769 are investor general partners and 2 are limited partners.

Drilling Activity. As of April 30, 2008, the Partnership has drilled 100 gross wells. All of the wells drilled were development wells, which mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

	Development Wells
	Productive (1)		Dry (2)
	Gross (3)	Net (4)	Gross (3)	Net (4)
Period Ended April 30, 2008	100	97	–	–

(1)	A “productive well” generally means a well that is not a dry hole.
(2)
A “dry hole” generally means a well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well. The term “completion” refers either to the installation of permanent equipment for the production of oil or gas or, in the case of a dry hole, to the reporting of the abandonment of the well to the appropriate regulatory agency.

(3)	A “gross” well is a well in which the Partnership has a working interest.
(4)	A “net” well equals the actual working interest the Partnership owns in one gross well divided by one hundred. For example, a 50% working interest in a well is one gross well, but a .50 net well.

Of the gross wells drilled, set forth below is a further breakout of the wells drilled in each primary area, as described in “Proposed Activities – Primary Areas of Operation” in the Prospectus.

	Productive (1)		Dry (2)
Description of Area	Gross (3)	Net (4)	Gross (3)	Net (4)
Clinton/Medina Geological Formation in Western Pennsylvania	29	27	- 0 -	- 0 -

Mississippian/Upper Devonian Sandstone Reservoirs, Fayette County, Pennsylvania	49	48	- 0 -	- 0 -

Marcellus Shale in Western Pennsylvania	8	8	- 0 -	- 0 -

Mississippian Carbonate and Devonian Shale Reservoirs in Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee	14	14	- 0 -	- 0 -

(1)	A “productive well” generally means a well that is not a dry hole.
(2)
A “dry hole” generally means a well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well. The term “completion” refers either to the installation of permanent equipment for the production of oil or gas or, in the case of a dry hole, to the reporting of the abandonment of the well to the appropriate regulatory agency.

(3)	A “gross” well is a well in which the Partnership has a working interest.
(4)	A “net” well equals the actual working interest the Partnership owns in one gross well divided by one hundred. For example, a 50% working interest in a well is one gross well, but a .50 net well.

As set forth above, at April 30, 2008, none of the wells set forth above have begun producing. See “Risk Factors – Risks Related To The Partnerships’ Oil and Gas Operations – Because Some Wells May Not Return Their Drilling and Completion Costs, It May Take Many Years to Return Your Investment in Cash, If Ever.” Because the wells are not yet producing, there is no reserve information for the well. The Partnership will perform a reserve study in the second calendar year after the Partnership offering closes as described in “Reports to Investors” in the Prospectus. Also, see “Proposed Activities – Sale of Natural Gas and Oil Production” in the Prospectus for information regarding the marketing of the production from the wells for each of the primary areas.

Quarterly Report on Form 10-Q

On May 14, 2008, the Partnership filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008. This Quarterly Report is attached as Annex B to this Prospectus Supplement.

Annex A

Information Regarding Additional Proposed Prospects. In addition to the prospects proposed in “Appendix A – Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2008(B) L.P.” to the Prospectus, the Partnership is proposing by this Prospectus Supplement certain additional prospects to be drilled. The additional prospects are all located within the primary areas that are described in “Proposed Activities – Primary Areas of Operations” in the Prospectus.

Set forth below is information relating to the additional proposed prospects and the wells which will be drilled on the prospects by the Partnership. As set forth in “Appendix A – Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2008(B) L.P.” to the Prospectus, one well will be drilled on each development prospect, and for purposes of this discussion the well and prospect are referred to together as the “well.” The managing general partner does not anticipate that the wells will be selected in the order in which they are set forth below. Also, the wells set forth in this Prospectus Supplement, which are currently proposed to be drilled by the Partnership, are subject to the managing general partner’s right to:

•	withdraw the wells and to substitute other wells;

•	take a lesser working interest in the wells;

•	add other wells; or

•	any combination of the foregoing.

The specified wells represent most of the wells to be drilled if the remaining subscription proceeds are raised and the Partnership takes the working interests in the wells that are set forth below in the “Lease Information” for each area. The managing general partner has not proposed any other wells if a greater amount of subscription proceeds is raised, a lesser working interest in the wells is acquired or other wells are substituted for the proposed wells for any of the reasons set forth below.

The managing general partner has not authorized any person to make any representations to you concerning the possible inclusion of any other wells which will be drilled by the Partnership, and you should rely only on the information in “Appendix A – Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2008(B) L.P.” in the Prospectus or this Prospectus Supplement. The currently proposed wells in this Prospectus Supplement will be assigned to the Partnership unless there are circumstances which, in the managing general partner’s opinion, lessen the relative suitability of the wells. These considerations include:

•	the amount of the subscription proceeds the Partnership receives;

•	the latest geological and production data available;

•	potential title or spacing problems;

•	availability and price of drilling services, tubular goods and services;

•	approvals by federal and state departments or agencies;

•	agreements with other working interest owners in the wells;

•	farmins; and

•	continuing review of other properties which may be available.

Any substituted and/or additional wells will meet the same general criteria that the managing general partner used in selecting the currently proposed wells in this Prospectus Supplement and “Appendix A – Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2008(B) L.P.” in the Prospectus, and generally will be located in areas where the managing general partner and its affiliates have previously conducted drilling operations. You, however, will not have the opportunity to evaluate for yourself the relevant production and geological information for the substituted and/or additional wells.

The information regarding the currently proposed wells is intended to help you evaluate the economic potential and risks of drilling the proposed wells. This includes production information for wells in the same general area as the proposed well, which the managing general partner believes is an important indicator in evaluating the economic potential of any well to be drilled. However, generally, there will be little or no production information from surrounding wells for the majority of the wells to be drilled by the Partnership, which results in greater uncertainty to you and the other investors. This lack of production information results primarily from the managing general partner, as operator, proposing wells to be drilled by the Partnership that are adjacent to wells it has previously drilled as operator in prior partnerships that have not yet been completed, have not yet been put on-line to sell production, or have been producing for only a short period of time so there is little or no production information available. This risk is further increased for wells drilled to the Marcellus Shale since the managing general partner has limited experience in drilling wells to the Marcellus Shale and very limited production information. See the production data set forth for each of the primary areas. If the managing general partner was not the operator of a previously drilled well, then the production information is not available if the well was drilled within the last five years since the Pennsylvania Department of Environmental Resources keeps production data confidential for the first five years from the time a well starts producing. See “Risk Factors – Risks Related to an Investment In a Partnership – Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership’s Drilling Program” in the Prospectus. The managing general partner has proposed wells to be drilled, for which there is no production data for other wells in the immediate area, because geologic trends in the immediate area, such as sand thickness, porosities and water saturations, lead the managing general partner to believe that the proposed wells also will be productive.

When reviewing production information, if any, for each well offsetting, or in the general area, of a proposed well to be drilled, you should consider the factors set forth below.

•
The length of time that the well has been on-line, and the time period for which production information is shown. Generally, the shorter the period for which production information is shown the less reliable the information is in predicting the ultimate recovery of reserves from a well.

•
Production from a well declines throughout the life of the well. The rate of decline, the “decline curve,” varies based on which geological formation is producing, and may be affected by the operation of the well. For example, the wells in the Clinton/Medina geological formation in western Pennsylvania will have a different decline curve from the wells in the Mississippian/Upper Devonian Sandstone Reservoir in Fayette, Greene and Westmoreland Counties, which also are situated in western Pennsylvania. Also, each well in a geological formation or reservoir will have a different rate of decline from the other wells in the same formation or reservoirs.

•
The greatest volume of production (“flush production”) from a well usually occurs in the early period of well operations and may indicate a greater reserve volume (generally, the ultimate amount of natural gas and oil recoverable from a well) than the well actually will produce. This period of flush production can vary depending on how the well is operated and the location of the well.

•	There is no production information for the majority of the wells. The designation “N/A” means:

•
if the managing general partner was the operator, then when the information was prepared the well was not completed, completed, but was not on-line to sell production or producing for only a short period of time; or

•
the production information was not available to the managing general partner because there was a third-party operator as discussed in “Risk Factors – Risks Related to an Investment In a Partnership – Lack of Production Information Increases Your Risk and Decreases Your Ability to Evaluate the Feasibility of a Partnership’s Drilling Program” in the Prospectus.

•
Production information for wells located close to a proposed well tends to be more relevant than production information for wells located farther away, although performance and volume of production from wells located on contiguous prospects can be much different since the geological conditions in these areas can change in a short distance.

•	Consistency in production among wells tends to confirm the reliability and predictability of the production.

The information set forth below is included to help you become familiar with the proposed wells. However, unlike the wells specified in “Appendix A – Information Regarding Currently Proposed Prospects for Atlas Resources Public #17-2008(B) L.P.” in the Prospectus, the Partnership is not providing a third-party geological evaluation for the currently proposed wells. Also, the net revenue interest to the Partnership for some of the wells set forth in this Prospectus Supplement may be less than as described in “Proposed Activities – Interest of Parties” in the Prospectus, which will reduce the Partnership’s share of revenue from the well and, thus, the revenue of you and the other investors for the well.

•	A map of western Pennsylvania and eastern Ohio showing their counties.		A-1

•	Fayette County, Pennsylvania (Mississippian/Upper Devonian Sandstone Reservoirs)

	•	Lease information for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania.	A-3

	•	Location and Production Maps for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania showing the proposed wells and the wells in the area.	A-7

	•	Production data for Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania.	A-20

•	Western Pennsylvania (Clinton/Medina Geological Formation)

	•	Lease information for western Pennsylvania and eastern Ohio.	A-48

	•	Location and Production Maps for western Pennsylvania and eastern Ohio showing the proposed wells and the wells in the area.	A-50

	•	Production data for western Pennsylvania and eastern Ohio	A-55

•	Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee (Mississippian Carbonate and Devonian Shale Reservoirs). The managing general partner has not entered into an extension of the previous contract with Knox Energy, as discussed in “Proposed Activities – Interest of Parties.” Therefore, none of the prospects set forth below will be acquired from Knox Energy or drilled with Knox Energy as a joint venture participant. Since Knox Energy is not involved, it is anticipated that wells drilled in this area will be primarily connected to the gathering system owned by Atlas Pipeline Partners, and have their natural gas production primarily marketed to Atmos Energy pursuant to a contract which ends March 31, 2009.

	•	A map of Tennessee showing its Counties	A-59

	•	Lease information for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee.	A-61

	•	Location and Production Maps for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee showing the proposed wells and the wells in the area.	A-64

	•	Production data for Anderson, Campbell, Morgan, Roane and Scott Counties, Tennessee	A-68

•	Southwestern Pennsylvania (Marcellus Shale)

	•	Lease information for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	A-72

	•	Location and Production Maps for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania showing the proposed wells and the wells in the area	A-74

	•	Production data for the Marcellus Shale in Fayette, Greene, Washington and Westmoreland Counties, Pennsylvania	A-83

ANNEX A

INFORMATION REGARDING

ADDITIONAL PROPOSED PROSPECTS

MAP OF WESTERN PENNSYLVANIA

AND

EASTERN OHIO

LEASE INFORMATION

FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES,
PENNSYLVANIA

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Bankhead #1	Fayette	1/9/2007	1/9/2009	12.5%	0%	0%	87.5%	100%	19.880	19.880
2	Bialon #2	Westmoreland	3/26/2003	HBP	12.5%	0%	0%	100.0%	100%	62.000	20.000
3	Biddle #20	Greene	7/28/2006	HBP	12.5%	0%	0%	87.5%	100%	129.000	20.000
4	Biddle #23	Greene	7/28/2006	HBP	12.5%	0%	0%	87.5%	100%	129.000	20.000
5	Biddle #24	Greene	7/28/2006	HBP	12.5%	0%	0%	87.5%	100%	129.000	20.000
6	Branthoover #5	Westmoreland	9/14/2006	HBP	12.5%	0%	0%	87.5%	100%	99.749	20.000
7	Branthoover #6	Westmoreland	9/14/2006	HBP	12.5%	0%	0%	87.5%	100%	99.749	20.000
8	Brown #16	Fayette	11/17/2006	11/17/2008	12.5%	0%	0%	87.5%	100%	135.047	20.000
9	Brown #17	Fayette	11/17/2006	11/17/2008	12.5%	0%	0%	87.5%	100%	135.047	20.000
10	Brown #18	Fayette	11/17/2006	11/17/2008	12.5%	0%	0%	87.5%	100%	135.047	20.000
11	Brown #20	Fayette	11/17/2006	11/17/2008	12.5%	0%	0%	87.5%	100%	135.047	20.000
12	Brown #23	Westmoreland	5/11/2007	5/11/2010	12.5%	0%	0%	87.5%	100%	98.470	20.000
13	Brown #24	Westmoreland	5/11/2007	5/11/2010	12.5%	0%	0%	87.5%	100%	98.470	20.000
14	Brown #25	Westmoreland	5/11/2007	5/11/2010	12.5%	0%	0%	87.5%	100%	98.470	20.000
15	Brown #26	Westmoreland	5/11/2007	5/11/2010	12.5%	0%	0%	87.5%	100%	98.470	20.000
16	Bryan #3	Greene	9/1/2002	9/1/2008	12.5%	0%	0%	87.5%	100%	22.000	20.000
17	Burchianti #16	Greene	1/26/2008	HBP	15.0%	0%	0%	85.0%	100%	1,451.000	20.000
18	Burchianti #17	Greene	1/26/2008	HBP	15.0%	0%	0%	85.0%	100%	1,451.000	20.000
19	Butalla #1	Greene	10/24/2007	10/24/2012	12.5%	0%	0%	87.5%	100%	37.268	20.000
20	Casini #1	Fayette	8/1/2006	8/1/2009	12.5%	0%	0%	87.5%	100%	41.000	20.000
21	Chalfant #3	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
22	Chalfant #4	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
23	Chalfant #5	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
24	Chalfant #6	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
25	Chalfant #7	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
26	Chalfant #8	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
27	Chalfant #9	Washington	9/18/2003	9/18/2008	12.5%	0%	3.125%	84.4%	100%	136.000	18.000
28	Consol/USX #35	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
29	Consol/USX #36	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
30	Consol/USX #42	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
31	Consol/USX #47	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
32	Consol/USX #50	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
33	Consol/USX #51	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
34	Consol/USX #52	Greene	10/23/2006	10/23/2009	14.5%	0%	0%	85.5%	100%	368.905	20.000
35	Culp #2	Greene	11/15/2007	11/15/2008	12.5%	0%	0%	87.5%	100%	18.100	18.100
36	Curry #3	Washington	11/28/2006	11/25/2009	12.5%	0%	0%	87.5%	100%	72.000	20.000
37	Curry #4	Washington	11/28/2006	11/25/2009	12.5%	0%	0%	87.5%	100%	72.000	20.000
38	Dinunno #1	Fayette	5/15/2007	5/15/2009	12.5%	0%	0%	87.5%	100%	24.360	20.000
39	Dobrinski #1	Washington	7/19/2007	7/19/2010	12.5%	0%	0%	87.5%	100%	23.000	11.500
40	Dobrinski #2	Washington	7/19/2007	7/19/2010	12.5%	0%	0%	87.5%	100%	23.000	11.500
41	Ferens #1	Fayette	7/19/2007	HBP	12.5%	0%	0%	87.5%	100%	212.420	20.000
42	Fundy/Shoup #1	Washington	11/5/2006	11/5/2009	12.5%	0%	0%	87.5%	100%	125.300	20.000
43	Fundy/Shoup #2	Washington	11/5/2006	11/5/2009	12.5%	0%	0%	87.5%	100%	125.300	20.000
44	Gideon #3	Greene	1/24/2007	HBP	14.5%	0%	0%	85.5%	100%	120.000	20.000
45	Headlee #7	Greene	10/28/1998	HBP	12.5%	0%	0%	87.5%	100%	177.000	20.000
46	Herd #1	Westmoreland	1/10/2007	1/10/2012	12.5%	0%	0%	87.5%	100%	40.000	20.000
47	Herd #2	Westmoreland	1/10/2007	1/10/2012	12.5%	0%	0%	87.5%	100%	40.000	20.000
48	Hoch #2	Fayette	8/16/2007	8/16/2010	12.5%	0%	0%	87.5%	100%	68.720	20.000
49	Hoch #3	Fayette	8/16/2007	8/16/2010	12.5%	0%	0%	87.5%	100%	68.720	20.000
50	Jarek #5	Greene	2/11/1999	HBP	12.5%	0%	0%	87.5%	100%	106.000	20.000
51	Kalich #1	Greene	3/4/2002	3/3/2012	12.5%	0%	0%	87.5%	100%	20.000	20.000
52	Knox/Ritenour #1	Fayette	9/10/2004	9/10/2009	12.5%	0%	0%	87.5%	100%	62.000	20.000
53	Mosco #1	Washington	7/21/2003	7/21/2008	12.5%	0%	3.125%	84.4%	100%	48.400	18.000
54	Mosco #2	Washington	7/21/2003	7/21/2008	12.5%	0%	3.125%	84.4%	100%	48.400	18.000
55	Mosco #3	Washington	7/21/2003	7/21/2008	12.5%	0%	3.125%	84.4%	100%	48.400	18.000
56	Myers #08	Fayette	3/18/2004	3/18/2009	12.5%	0%	0%	87.5%	100%	183.670	20.000
57	Myers #09	Fayette	3/18/2004	3/18/2009	12.5%	0%	0%	87.5%	100%	183.670	20.000
58	Myers #10	Fayette	3/18/2004	3/18/2009	12.5%	0%	0%	87.5%	100%	183.670	20.000
59	Myers #13	Fayette	3/18/2004	3/18/2009	12.5%	0%	0%	87.5%	100%	183.670	20.000
60	Nevala #1	Washington	7/21/2003	7/21/2009	12.5%	0%	3.125%	84.4%	100%	179.000	18.000
61	Northcutt #1	Greene	1/18/2008	1/18/2013	12.5%	0%	0%	87.5%	100%	51.000	20.000
62	Northcutt #2	Greene	1/18/2008	1/18/2013	12.5%	0%	0%	87.5%	100%	51.000	20.000
63	Patterson #13	Westmoreland	12/5/2002	HBP	12.5%	0%	0%	87.5%	100%	20.000	20.000
64	Patterson #17	Westmoreland	10/23/2007	10/23/2009	12.5%	0%	0%	87.5%	100%	21.000	20.000
65	Pratt #1	Greene	6/20/2007	6/20/2012	12.5%	0%	0%	87.5%	100%	27.000	20.000

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
66	Prewett #1	Fayette	4/12/2007	4/12/2012	12.5%	0%	0%	87.5%	100%	11.000	11.000
67	Prewett #6	Fayette	4/12/2007	4/12/2012	12.5%	0%	0%	87.5%	100%	13.440	20.000
68	Rapachak #1	Greene	11/2/2001	11/2/2008	12.5%	0%	0%	87.5%	100%	48.300	20.000
69	Rapachak #3	Greene	11/2/2001	11/2/2008	12.5%	0%	0%	87.5%	100%	48.300	20.000
70	Sabatine #06	Fayette	4/1/2006	4/1/2011	12.5%	0%	0%	87.5%	100%	154.000	20.000
71	Sabatine #08	Fayette	4/1/2006	4/1/2011	12.5%	0%	0%	87.5%	100%	154.000	20.000
72	Sabatine #10	Fayette	4/1/2006	4/1/2011	12.5%	0%	0%	87.5%	100%	154.000	20.000
73	Sargent #4	Washington	12/21/2005	12/21/2008	12.5%	0%	0%	87.5%	100%	155.600	20.000
74	Sargent #5	Washington	12/21/2005	12/21/2008	12.5%	0%	0%	87.5%	100%	155.600	20.000
75	Scott #5	Greene	5/17/2001	5/17/2011	12.5%	0%	0%	87.5%	100%	20.000	20.000
76	Smith #37	Westmoreland	5/9/2007	5/9/2010	12.5%	0%	0%	87.5%	100%	195.400	20.000
77	Stopko #5	Washington	3/20/2007	3/20/2012	12.5%	0%	0%	87.5%	100%	80.400	20.000
78	Stopko #6	Washington	3/20/2007	3/20/2012	12.5%	0%	0%	87.5%	100%	80.400	20.000
79	Stopko #7	Washington	3/20/2007	3/20/2012	12.5%	0%	0%	87.5%	100%	80.400	20.000
80	Stopko #8	Washington	3/20/2007	3/20/2012	12.5%	0%	0%	87.5%	100%	80.400	20.000
81	Taylor #7	Greene	11/22/2007	11/22/2012	12.5%	0%	0%	87.5%	100%	23.000	20.000
82	Vanek Unit #1	Fayette	11/27/2007	11/27/2009	12.5%	0%	0%	87.5%	100%	11.140	11.140
83	Voithofer #1	Greene	4/9/2007	4/9/2012	12.5%	0%	0%	87.5%	100%	25.400	20.000
84	Watkins #1	Washington	5/18/2006	5/18/2009	12.5%	0%	0%	87.5%	100%	44.000	20.000
85	Willis #13	Greene	10/16/2006	HBP	12.5%	0%	0%	87.5%	100%	31.300	20.000
86	Wilson #5	Fayette	3/17/2007	3/17/2009	12.5%	0%	0%	87.5%	100%	100.100	20.000
87	Work #10	Fayette	9/20/2002	HBP	12.5%	0%	0%	87.5%	100%	97.450	20.000
88	Work #12	Fayette	9/20/2002	HBP	12.5%	0%	0%	87.5%	100%	200.330	20.000
89	Yoskovich #5	Greene	9/15/2002	9/15/2008	12.5%	0%	0%	87.5%	100%	33.519	20.000
90	Yost #05	Greene	2/6/2002	HBP	12.5%	0%	0%	87.5%	100%	120.000	20.000
91	Yost #07	Greene	2/6/2002	HBP	12.5%	0%	0%	87.5%	100%	120.000	20.000
92	Yost #09	Greene	2/20/2002	HBP	12.5%	0%	0%	87.5%	100%	82.000	20.000
93	Yost #14	Greene	2/20/2002	HBP	12.5%	0%	0%	87.5%	100%	146.000	20.000
94	Yost #15	Greene	2/20/2002	HBP	12.5%	0%	0%	87.5%	100%	146.000	20.000
95	Yost #22	Greene	2/20/2002	HBP	12.5%	0%	0%	87.5%	100%	146.000	20.000
96	Zervos #03	Greene	5/10/2006	5/10/2009	12.5%	0%	0%	87.5%	100%	203.100	20.000

*HBP – Held by Production.

LOCATION AND PRODUCTION MAPS FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES,
PENNSYLVANIA

1
2
3
4
5
6
7
8
9
10
11
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
N
W
E
S
1 0 1 2 3 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

Sewickley
West Newton
ille
Mac
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000 0 0.5000 1 1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
1
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

Rostraver
South Huntingd
Smithton
BROWN
SMITH
PATTERSON
PREWETT
Washington
ette City
2
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
0.5000
0
0.5000
1
1.5000 mi

North Charleroi
Monessen
Fallowfield
Charleroi
North
Belle
Speers
Twilight
Long Bra
West Pike Run
Elco
Newell
Coal Center
California
MOSCO
MOSCO
MOSCO
NEVALA
CHALFANT
CHALFANT
CHALFANT
CHALFANT
CHALFANT
CHALFANT
CHALFANT
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000 0 0.5000 1 1.5000 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
3

Beallsvil
West Bethlehem
Marianna
Deemston
East
SARGENT
WATKINS
SARGENT
DOBRINSKI
STOPKO
STOPKO
STOPKO
STOPKO
CURRY
CURRY
FUNDY/SHOUP
FUNDY/SHOUP
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000 0 0.5000 1 1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
4
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

Rices Landing
Jefferson
Jefferson
Carmichaels
Cumberland
JAREK
TAYLOR
NORTHCUTT
RAPCHAK
RAPCHAK
SCOTT
BIDDLE
BIDDLE
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
5
0.5000
0
0.5000
1
1.5000 mi
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd

Menallen
German
KNOX - RITENOUR
BROWN
BROWN
BROWN
BROWN
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000 0 0.5000 1 1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
6
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

WORK
WORK
FERENS
HOCH
HOCH
VANEK
119
7
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
0.5000 0 0.5000 1 1.5000 mi

Greene
Monongahela
BURCHIANTI
BURCHIANTI
GIDEON
BUTALLA
CONSOL / USX
CONSOL / USX
CONSOL / USX
CONSOL / USX
CONSOL / USX
CONSOL / USX
CONSOL / USX
YOST
YOST
YOST
YOST
YOST
YOST
ZERVOS
8
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Abend'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
0.5000
0
0.5000
1
1.5000 mi

Greensboro
Dunkard
Point Ma
YOSKOVICH
BRYAN
9
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA
0.5000 0 0.5000 1 1.5000 mi

Fairchance
Georges
Smithfield
Springhill
SABATINE
SABATINE
SABATINE
BANKHEAD
WILSON
DINUNNO
MYERS
MYERS
MYERS
MYERS
CASINI
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
N
W
E
S
0.5000
0
0.5000
1
1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
10
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

nt Pleasant
Donegal
HERD
HERD
27332
PAUL
27181
CENKNER
27140
PAUL
27180
CENKNER
27308
PAUL
27099
HALVORSEN
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
N
W
E
S
0.5000
0
0.5000
1
1.5000 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
11
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Upper Devonian Play
Washington, Greene, Fayette, & Westmoreland Co's PA

PRODUCTION DATA

FOR

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES,
PENNSYLVANIA

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
00032	Bloom I C	Palko Stella # 3	1/1/1901	N/A	N/A	N/A	N/A
00051	Equitrans	White O D # 3709	8/29/1956	N/A	N/A	3222	N/A
00055	Manufacturers L & H	Bixler Charles S # 2	1/1/1901	N/A	N/A	1760	N/A
00059	Manufacturers L & H	Jeffries Oliver # 1	10/1/1901	N/A	N/A	1918	N/A
00062	Manufacturers L & H	Puritan Coke # 3	1/1/1901	N/A	N/A	1615	N/A
00068	Manufacturers L & H	Mcmullen A J & J W # 2	1/1/1901	N/A	N/A	2875	N/A
00070	Peoples Natural Gas	Sphar Jacob # 1	1/1/1901	N/A	N/A	2930	N/A
00073	Manufacturers L & H	South Fayette Coal & Coke # 2	1/1/1901	N/A	N/A	2655	N/A
00078	Eberly Orville	Herrington L M # 1	1/1/1901	763	N/A	3494	N/A
00079	Eberly Orville	Old Home Fuel # 1	1/1/1901	733	N/A	3451	N/A
00083	Eberly Orville	Morton John S # 1	1/1/1901	N/A	N/A	1240	N/A
00107	Burkland William S	Puritan Coke # 3	10/30/1946	746	29077	2545	322
00147	Manufacturers L & H	Keefover S W # 484	1/1/1901	N/A	N/A	2981	N/A
00152	Atlas Resources	Teggart A A # 640125	12/18/1941	N/A	N/A	2591	N/A
00153	Atlas Resources	Johnson Thomas # 670772	6/8/1926	N/A	N/A	2323	N/A
00154	Atlas Resources	Morris Elizabeth # 670773	8/21/1926	N/A	N/A	2313	N/A
00156	Atlas Resources	Harris Jacob R # 2	9/9/1941	N/A	N/A	2556	N/A
00158	Piper Sherry L & William	Kider Julia # 640029	6/1/1903	N/A	N/A	1883	N/A
00159	Atlas Resources	Morris Elizabeth # 603912	5/14/1947	N/A	N/A	2538	N/A
00169	Manufacturers L & H	Carson Ross M # 1	1/1/1901	N/A	N/A	2125	N/A
00184	Atlas Resources	Conrail # 670955	10/22/1943	N/A	N/A	3024	N/A
00188	Atlas Resources	Conrail # 670260	6/6/1913	N/A	N/A	3060	N/A
00194	Bright Well O & G	Felong Red & Lillian # 1	1/1/1937	865	N/A	1100	N/A
00199	Burkland William S	Gray J R # 27	1/1/1947	N/A	N/A	1400	N/A
00200	Burkland William S	Leslie E F # 1	1/1/1941	N/A	N/A	1400	N/A
00205	Burkland William S	Tomasek J # 1	1/1/1901	N/A	N/A	N/A	N/A
00213	Burkland William S	Holchin # 1	1/1/1938	N/A	18423	2092	406
00219	Burkland William S	Gray J R # 32	1/1/1948	N/A	N/A	N/A	N/A
00226	Burkland William S	Pepson # 1	1/1/1940	N/A	10993	1200	260
00231	Burkland William S	Kelly E # 1	1/1/1938	N/A	N/A	N/A	N/A
00246	Chisler F M	Longanecker Margaret J # 2	7/31/1922	1040	N/A	3140	N/A
00246	J D & D Enterprises	J D & D Enterprise # 1	1/1/1930	950	N/A	2440	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
00251	Chisler F M	Mayer Johanna L # 1	6/6/1923	1030	N/A	3034	N/A
00265	Carnegie Natural Gas	Gessford Grace V # 1013	N/A	N/A	N/A	N/A	N/A
00320	Brumage M C & Sons	Donahoo Brothers # U321	N/A	N/A	N/A	2601	N/A
00341	Manufacturers L & H	Pfile Elizabeth D # 1	1/1/1901	N/A	N/A	2235	N/A
00435	Manufacturers L & H	Waychoff Roy J # 1	1/1/1901	1303	N/A	2440	N/A
00513	Manufacturers L & H	Biddle N M # 4	9/24/1941	N/A	N/A	3145	N/A
00514	Manufacturers L & H	Patterson T # 2	10/16/1947	734	N/A	2835	N/A
00522	Manufacturers L & H	Goodwin J T # 1	1/1/1901	N/A	N/A	3074	N/A
00535	Manufacturers L & H	Patterson T # 1	1/1/1901	1303	N/A	3048	N/A
00537	Manufacturers L & H	Patterson Thomas # 1	1/1/1901	1303	N/A	1713	N/A
00548	Manufacturers L & H	Mcminn # 1	1/1/1901	1303	N/A	2512	N/A
00558	Preston Oil	Flanniken J D # 1	1/1/1901	1303	N/A	2530	N/A
00565	Manufacturers L & H	Armstrong Russell # 1	1/1/1901	1303	N/A	2550	N/A
00571	Peoples Natural Gas	Hastings F L # 2134	7/13/1927	980	N/A	905	N/A
00657	Manufacturers L & H	Biddle N M # 1	1/1/1901	1303	N/A	3197	N/A
00694	Equitrans	Hill W B & Phoebe # M470	5/13/1930	N/A	N/A	2865	N/A
00701	Equitrans	Piper A S # 2887	11/4/1924	N/A	N/A	3301	N/A
00714	Equitrans	Greenlee J B # 1	12/27/1927	N/A	N/A	3365	N/A
00717	Equitrans	Hutchinson O C # 3680	8/13/1953	N/A	N/A	3023	N/A
00719	Dominion Exploration	Rider S # 1	1/1/1903	N/A	N/A	2676	N/A
00729	Dominion Exploration	Winnett E # 1	1/1/1903	N/A	N/A	2210	N/A
00924	Dunn Mar O & G	Patterson Minnie I # 3882	10/4/1945	758	N/A	3067	N/A
01101	Consolidation Coal	Horedock Daniel # 1	8/26/1903	N/A	N/A	3164	N/A
01104	Equitrans	Reeves J H # 3658	4/28/1930	N/A	N/A	3501	N/A
01199	Equitrans	Durr S G # 2	9/6/1926	991	20918	2654	162
01200	Equitrans	Hart R # 3568	4/24/1941	N/A	2779	2790	0
01204	Equitrans	Hathaway C Y # 3577	6/3/1941	N/A	3644	1986	0
01301	Atlas Resources	Carlazzoli J L # 604098	1/25/1952	N/A	N/A	3450	N/A
01303	Atlas Resources	Duvall D & E # 670709	9/12/1924	N/A	N/A	2805	N/A
01304	Atlas Resources	Ferik M & T # 670706	7/23/1924	N/A	N/A	2742	N/A
01305	Pa Dot Eng Dist 12 0	Crow L # 670457	2/18/1919	N/A	N/A	2577	N/A
01353	Atlas Resources	Shidler J W # 600478	1/16/1909	N/A	N/A	3056	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
01354	Columbia Gas Transmission	Phillips R M # 603379	11/9/1929	N/A	20377	3189	68
01355	Atlas Resources	Yoders R J # 603856	12/14/1945	N/A	N/A	3158	N/A
01361	Atlas Resources	Behm V B & E # 600500	10/26/1905	N/A	N/A	3083	N/A
01362	Atlas Resources	Stewart E A # 670072	8/14/1904	95	1995	2845	13
01363	Atlas Resources	Chuberka M # 670083	3/23/1905	95	1629	2909	17
01364	Atlas Resources	Gustovich P # 670084	4/10/1905	96	5760	2968	70
01370	Bright Well O & G	Marran Ames P & L # 1	1/10/1948	731	1727	3058	143
01371	Bright Well O & G	Marran Ames P & L # 2	1/1/1948	731	18895	3058	75
01388	Spinner Stephen S	Lutes # 1	1/1/1924	N/A	16786	2781	161
01396	Atlas Resources	Luxner T A # 670443	8/26/1918	N/A	N/A	3091	N/A
01397	Atlas Resources	Kerr N & J # 670446	10/22/1918	96	84	2400	N/A
01398	Atlas Resources	Hudock J & H # 670544	8/4/1921	96	232	2279	2
01399	Atlas Resources	Ponek J # 670948	2/26/1943	96	7660	2989	45
01436	Columbia Gas Transmission	Hewitt E E # 1	3/18/1941	814	2223	3095	185
01449	O & G Svc Inc	Keys Otto # 052-1	5/13/1927	982	N/A	1808	N/A
01450	Harju Michael	Keys Otto # 052-2	5/24/1941	811	5259	3092	113
01544	Dunn Joseph Lee	Crumrine R E # 1	2/5/1944	778	24932	2909	453
01545	Dunn Joseph Lee	Crumrine R E # 652-2	5/4/1945	763	N/A	3000	N/A
01559	Dunn Joseph Lee	Earnest G F # 665-1	6/6/1922	N/A	N/A	2718	N/A
01560	Dunn Joseph Lee	Earnest G F # 665-2	2/22/1949	N/A	N/A	3057	N/A
01564	Burkland Richard H	Volchek Paul # 669-1	10/18/1944	770	N/A	3013	N/A
01566	Dunn Joseph Lee	Baker Charles W # 651-1	8/10/1944	772	15305	2919	190
01626	Washington Energy	Shannon # 1	8/6/1924	N/A	N/A	2623	N/A
01637	Brumage E J & Pultorak R A	Richards / Mccarthy # 13	1/7/1947	N/A	700	3109	14
01638	Brumage E J & Pultorak R A	Mccarthy # 14	6/22/1945	N/A	841	3325	13
01660	Leatherwood Inc	Mt Joy T V # 1-973	11/27/1945	756	2719	2363	35
01661	Leatherwood Inc	Patterson Frank # 1	5/8/1946	751	2719	3055	35
01662	Leatherwood Inc	Waters Ash # 748	12/6/1925	1000	2719	3112	35
01669	Consolidation Coal	Eaton Belle A # 1	4/25/1917	1105	1226	3092	102
01672	Consolidation Coal	Stewart J W # 5935	8/1/1929	955	1849	3285	154
01673	Consolidation Coal	Milliken Albert # 6324	1/12/1931	938	1125	3380	93
01674	Consolidation Coal	Sharpneck Simon # 6436	7/27/1931	N/A	983	3202	82

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
01675	Consolidation Coal	Thistlewarte S # 8524	7/14/1945	761	1132	2566	94
01676	Palmer Kathleen M	Moredock George # 8455	7/1/1944	N/A	978	2600	82
01700	Brumage E J & Pultorak R A	Price # 30	1/1/1943	N/A	25200	2924	100
01707	Brumage E J & Pultorak R A	Bonnel # 38	10/7/1942	N/A	3000	2904	250
01735	Onexxx Prod & Exploration	Cowen # 2	12/31/1948	N/A	5548	3059	234
01736	Onexxx Prod & Exploration	Iams # 1	5/16/1949	N/A	9381	3098	231
01737	Onexxx Prod & Exploration	Iams # 2	8/25/1950	N/A	11206	3050	231
01738	Onexxx Prod & Exploration	Iams # 3	1/25/1951	N/A	9198	3175	231
01747	Onexxx Prod & Exploration	Perry-Spriggs # W-84	N/A	N/A	N/A	2912	N/A
01765	Onexxx Prod & Exploration	Bethlehem Steel # W-105	N/A	N/A	N/A	N/A	N/A
01770	Washington Energy	Carson # 33	1/1/1901	N/A	N/A	N/A	N/A
01773	Dunn Joseph Lee	Kisinger Arley W # 1	1/1/1945	767	N/A	2643	N/A
01776	Mcclure H R	Consolidation Coal # 29-A	5/1/1914	N/A	N/A	3025	N/A
01777	Mcclure H R	Sharpnack A # 19	7/1/1928	968	N/A	3140	N/A
01817	Biddle Marcia M	Plainfield Farm # 1	1/1/1887	N/A	N/A	2432	N/A
01859	Ermlick Richard	Kisinger W A # 3	1/1/1901	1303	N/A	N/A	N/A
01926	Brumage E J & Pultorak R A	Girdish #	N/A	N/A	N/A	N/A	N/A
01960	Consolidation Coal	Haver # 1	1/1/1945	767	N/A	2700	N/A
01967	Unknown	Lynch Olga #	1/1/1901	N/A	N/A	N/A	N/A
01998	Brawand William H	Culler # 1	7/16/1918	N/A	N/A	2911	N/A
20030	Tedrow Cecil E	Gapen Forney M # 1	7/10/1960	N/A	N/A	557	N/A
20032	Tedrow Cecil E	Griffin L L # 1	8/18/1960	N/A	N/A	561	N/A
20037	Tedrow Cecil E	Hillman Coal & Coke # 2B	1/4/1961	N/A	N/A	664	N/A
20049	Cornell J H	Work G Emerson # 1	11/20/1964	525	N/A	2549	N/A
20061	Tedrow Cecil E	Colvin Blanche D # 1	9/9/1963	540	N/A	921	N/A
20062	Tedrow Cecil E	Griffin L L # 2	6/17/1963	N/A	4102	644	342
20069	Tedrow Cecil E	Hillman Coal & Coke # 3B	2/1/1964	N/A	N/A	660	N/A
20072	Tedrow Cecil E	Hillman Coal & Coke # 4B	6/5/1964	N/A	N/A	657	N/A
20087	Wilson M P	Minor J E # 1	11/19/1965	513	N/A	1849	N/A
20089	Peoples Natural Gas	Leighty Henry E # 1	3/8/1957	619	N/A	8686	N/A
20093	Dominion Exploration	Smithley Benjamin H # 1	3/18/1957	N/A	N/A	7538	N/A
20097	Allegheny Land & Mineral	Lantz Sarah M # A-316	9/4/1966	N/A	N/A	3490	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20098	Peoples Natural Gas	Keck M Iruh # 1	8/30/1957	613	N/A	7565	N/A
20099	Peoples Natural Gas	Dillon W R # 1	9/26/1957	612	N/A	7645	N/A
20102	Pennsynd Petro	Ritz Angelina # 1	7/20/1967	N/A	N/A	718	N/A
20102	Peoples Natural Gas	Parshall William B # 2	6/18/1946	N/A	N/A	2793	N/A
20102	Peoples Natural Gas	Schults Carl E # 1	9/9/1957	613	N/A	7435	N/A
20103	Peoples Natural Gas	Coffman J A # 1	1/1/1901	742	N/A	2654	N/A
20114	Eberly Orville	Sharpnack A L # 1	12/8/1944	600	N/A	8119	N/A
20134	Eberly Orville	Parshall William # 1	6/28/1944	N/A	N/A	2540	N/A
20135	Eberly Robert E	Lewis M Olive # 1	12/10/1937	853	N/A	1082	N/A
20136	Peoples Natural Gas	Sisler Hannah L # 1	9/24/1973	N/A	N/A	3504	N/A
20139	Fayette County	Bortz # 1	1/1/1901	604	N/A	7708	N/A
20147	Peoples Natural Gas	Anden Emery # 1	9/16/1974	N/A	N/A	4004	N/A
20148	Peoples Natural Gas	Gillock Michael J # 1	8/23/1974	407	N/A	3902	N/A
20170	Burkland William S	Koben T J # 1	9/13/1967	N/A	N/A	8471	N/A
20172	Kastle Resources Enterprises	Lambert Wilmer # 1	11/25/1968	N/A	N/A	2780	N/A
20173	Snee & Eberly & People Nat Gas	Duvall Duane # 1	8/14/1968	N/A	N/A	8737	N/A
20181	Burkland William S	Parshall William B # 1	5/14/1945	N/A	15786	2784	174
20192	Burkland William S	Sharpnack Elizabeth # 8411	4/24/1978	N/A	18568	4290	264
20207	Burkland William S	Greiber Herman # 1	7/30/1978	359	13127	4205	59
20226	Eberly Orville Estate	Parshall William # 2	11/21/1978	N/A	N/A	2533	N/A
20250	Harim John M & Joseph A	Harim Michael # 1	10/13/1979	N/A	N/A	5237	N/A
20272	Peoples Natural Gas	Kovach Mike # 3	12/17/1980	N/A	N/A	3347	N/A
20377	Burkland William S	Lyons Fred W # 2	7/30/1984	N/A	N/A	5300	N/A
20396	Nytis Exploration	Jarrett Virginia S # 1	5/18/1984	N/A	8803	4009	76
20398	Nytis Exploration	Tabaj Stanley # 1	5/11/1984	N/A	58348	4330	435
20407	Columbia Gas Transmission	Jeffries Thomas B & Dorothy # 640032	10/22/1901	N/A	N/A	1847	N/A
20426	Ashtola Production	Coughenour Agnes M # 1	1/18/1985	N/A	N/A	3938	N/A
20429	Nytis Exploration	Duncan Daniel # 2	2/21/1985	N/A	N/A	4041	N/A
20434	Burkland William S	Staso Mike # 1	6/19/1947	N/A	N/A	2794	N/A
20523	O & G Mgmt Inc	Martin Marietta # 3	10/19/1990	N/A	N/A	7806	N/A
20664	Peoples Natural Gas	Leeper Donald G # 1	8/28/1973	419	N/A	4000	N/A
20668	Dominion Exploration	Leeper Donald G # 2	10/7/1973	417	44021	3816	360

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20684	Dominion Exploration	Schue Charles A # 1	4/18/1974	411	34277	3908	167
20694	Dominion Exploration	Schue Charles A # 2	4/28/1974	410	60456	3909	569
20701	Fairman Drilling	Melenyzer Charles L # 1	9/3/1974	406	44036	4324	147
20716	Peoples Natural Gas	Bialon Franklin L # 1	9/6/1974	406	N/A	3953	N/A
20759	American Exploration	Tabaj # 2	7/26/1995	152	N/A	4041	N/A
20767	Burkland Richard H	Landsdale America # 4A	6/18/1995	N/A	32648	5532	548
20769	Atlas Resources	Edge Fred # 1	3/4/1996	N/A	N/A	4353	N/A
20771	Burkland Richard H	Landsdale America # 7	7/13/1995	N/A	6576	4298	548
20776	Atlas Resources	Edge Fred # 2	4/10/1996	N/A	N/A	4380	N/A
20816	Atlas Resources	Myers / Balaban # 1	4/23/1996	N/A	N/A	4468	N/A
20852	O & G Mgmt Inc	Martin Marietta # 6	10/1/1996	N/A	N/A	7860	N/A
20865	Douglas O & G	Anderson # 1	9/16/1996	138	N/A	4352	N/A
20870	American Exploration	Harim John # 1	11/2/1996	N/A	N/A	4013	N/A
20888	Atlas Resources	Leichliter / Savage # 1A	1/10/1997	127	111553	4125	356
20891	Atlas Resources	Coughenour # 1	12/24/1996	130	213888	4122	296
20892	Atlas Resources	Zalac # 1	11/5/1997	123	81139	4125	146
20900	Atlas Resources	Mcgill # 2	2/16/1997	127	98002	5576	379
20901	American Exploration	Tabaj # 3	2/17/1997	133	N/A	4235	N/A
20903	Atlas Resources	Mcgill # 3A	10/28/1997	123	106390	4287	347
20912	P C Exploration	Duncan Daniel L # 1	5/3/1997	N/A	N/A	4425	N/A
20916	P C Exploration	Duncan Daniel L # 3	11/25/1997	N/A	N/A	4460	N/A
20950	Atlas Resources	Leichliter # 2	10/7/1998	111	163843	3860	602
20951	Atlas Resources	Zalac # 3	11/23/1997	123	20015	4454	107
20954	Atlas Resources	Leichliter # 1	10/17/1998	111	47400	3912	219
20955	Atlas Resources	Zalac # 2	12/6/1997	98	37689	4420	224
20958	Atlas Resources	Lambert / Usx # 1	12/16/1997	122	76385	4496	294
20959	Burkland William S	Wilson William C # 2	5/29/1975	N/A	N/A	2909	N/A
20963	Atlas Resources	Wycinsky # 1	1/21/1998	122	36592	4266	193
20999	Atlas Resources	Skiles # 1	3/12/1999	107	47861	4168	234
21001	Atlas Resources	Kovach # 1	1/2/1999	108	151817	4009	783
21004	Atlas Resources	Winter # 1	1/29/1999	109	7578	4110	51
21010	Atlas Resources	Tippet Michael E # 1	1/20/1999	105	174805	3815	793

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21017	Peoples Natural Gas	Koben T J # 2	9/25/1976	N/A	N/A	2866	N/A
21029	Atlas Resources	Christopher # 1	10/25/1998	111	14425	4225	77
21037	Atlas Resources	Lindsey # 1	11/4/1998	111	65562	4223	194
21066	Burkland William S	Parshall # 1	2/6/1999	109	N/A	3513	N/A
21069	Atlas Resources	Pike Kevin & Mary K # 1	2/19/1999	48	2767	3700	N/A
21073	Burkland William S	Miles # 1	2/28/1999	N/A	N/A	3410	N/A
21083	Atlas Resources	Kovach # 3	4/21/1999	107	92124	4050	596
21084	Atlas Resources	Leichliter # 3	4/8/1999	107	35593	3853	223
21103	Douglas O & G	Usx & Monarch # 1	8/13/1999	N/A	N/A	4335	N/A
21104	Atlas Resources	Check # 1	1/21/2000	98	202874	3888	1094
21107	Amoco U G I Co	Balentine Martha J # 1	8/9/1977	N/A	N/A	4000	N/A
21107	Atlas Resources	Mcgill M # 1	12/22/1999	N/A	N/A	4050	N/A
21116	Atlas Resources	Johnston # 1	3/25/2000	95	117804	4267	302
21122	Atlas Resources	Bukovitz Tr 3 # 1	1/28/2000	N/A	N/A	3663	N/A
21129	Equitrans	Crago Margaret H # 1	1/1/1901	N/A	N/A	2976	N/A
21132	Atlas Resources	Dick # 1	12/17/2000	86	38640	4000	163
21133	Atlas Resources	Antram P # 1	2/18/2000	N/A	N/A	4207	N/A
21147	Atlas Resources	Krepps # 1	4/1/2000	96	40290	4210	234
21171	Atlas Resources	Bukovitz Tr 3 # 2	9/9/2000	91	17223	3582	90
21183	Washington Energy	Welch C B # 4	12/23/1978	N/A	N/A	4141	N/A
21191	Atlas Resources	Antram # 2	10/27/2000	89	34289	4116	242
21199	Burkland William S	Riffle # 2	6/22/2001	79	N/A	3849	N/A
21200	Burkland William S	Berkshire # 1	6/27/2001	80	N/A	3350	N/A
21226	Atlas Resources	Antram # 3	12/2/2000	87	28526	4126	186
21227	Atlas Resources	Brown # 1	12/29/2000	87	46773	3721	255
21233	Atlas Resources	Soberdash # 2	1/6/2001	84	7251	3455	27
21238	Atlas Resources	Soberdash # 1	2/23/2001	84	17431	3514	68
21240	Burkland William S	Shimko & Redmond # 1	6/13/2002	N/A	N/A	3880	N/A
21246	Atlas Resources	Tiberi # 1	2/19/2001	84	236415.54	3665	2104
21248	Atlas Resources	Bukovitz Tr 1 # 1	3/3/2001	N/A	N/A	3907	N/A
21249	Atlas Resources	Bukovitz Tr 4 # 1	3/14/2001	N/A	N/A	3522	N/A
21251	Atlas Resources	Deaton # 1	3/8/2001	84	44925	4220	339

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21285	Atlas Resources	Lambert / Usx # 2-A	6/7/2001	N/A	N/A	4122	N/A
21285	Dorso Energy	Smallwood Ray # 2	11/3/1979	N/A	N/A	3029	N/A
21290	Atlas Resources	Vail # 3	8/9/2001	79	23107	3758	197
21291	Atlas Resources	Vail # 1	7/31/2001	79	58609	3885	443
21304	Atlas Resources	Swetz # 2	11/3/2001	76	42157	4260	247
21306	Atlas Resources	Zalac / Dirda # 4	9/16/2001	78	12287	3934	44
21319	Atlas Resources	R & J Lumber # 1	9/24/2001	78	1901	3810	N/A
21333	Dorso Energy	Tyhonas Peter # 1	12/8/1980	N/A	N/A	2823	N/A
21359	Atlas Resources	Goodwin Frances M # 1	1/1/1944	N/A	N/A	2995	N/A
21367	Atlas Resources	Menallen Industries / Bortz Corp # 1	8/1/2002	N/A	N/A	3954	N/A
21368	Atlas Resources	Conrail # 4	11/9/2001	69	23936	3856	198
21380	Peoples Natural Gas	Eckert Charles F # 1	11/25/1978	355	N/A	3889	N/A
21399	Atlas Resources	Vail # 5	3/4/2002	73	61408	4000	521
21412	Atlas Resources	Mazzocco # 1	2/18/2002	73	39659	4221	279
21430	Columbia Gas Transmission	Hartley Charles J # 1	8/23/1978	358	N/A	3025	N/A
21452	Columbia Gas Transmission	Ciafonni Paul & Concetta # 1	4/18/1924	1020	N/A	2941	N/A
21468	Atlas Resources	Hoehn # 4	6/13/2002	70	92874	3800	179
21487	Brumage E J & Pultorak R A	Bryan & Vanvoorhis # 1	10/29/1979	N/A	N/A	3525	N/A
21490	Octad Energy	Carson Louis # 1	7/1/1983	N/A	N/A	2900	N/A
21502	Brumage E J & Pultorak R A	Mcclure C & E # 1	12/13/1979	N/A	N/A	2651	N/A
21506	Delta Resources	Gresko Alex # 1	1/1/1980	N/A	N/A	4000	N/A
21509	Brumage E J & Pultorak R A	Bryan & Vanhoorhis # 2	2/10/1980	N/A	13189	2900	1099
21510	Brumage E J & Pultorak R A	Mcclure C & E # 2	2/5/1980	N/A	3746	3029	312
21528	Dominion Exploration	Schue Charles A # 3	9/24/1979	345	12244	3178	107
21553	Brumage E J & Pultorak R A	Filiaggi James V # Filiaggi1	5/19/1980	N/A	N/A	2247	N/A
21553	Columbia Gas Transmission	Phillips Richard Estate # 0	11/6/1929	N/A	N/A	3189	N/A
21572	Peoples Natural Gas	Cook Joseph A # 1	11/17/1979	343	N/A	2937	N/A
21582	Atlas Resources	Revak # 1	1/22/2003	62	78503	3760	832
21606	Atlas Resources	Conrail # 9	1/10/2003	62	25953	3912	252
21607	Atlas Resources	Conrail # 8	1/5/2003	63	63277	3977	498
21654	Kriebel Minerals	Orr W # 3	2/26/2003	N/A	N/A	4466	N/A
21661	Atlas Resources	Silbaugh # 2	3/12/2003	61	15727	4019	193

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
21667	Dominion Exploration	Schue Charles H # 1	9/10/1980	333	N/A	3229	N/A
21705	Great Lakes Energy	Voytek # 1	6/19/2003	N/A	N/A	3975	N/A
21804	Atlas Resources	Hartley # 3	3/3/2004	47	4253	4274	47
21814	Cambrian Development	Hathaway James # H1	1/3/1983	305	N/A	6100	4
21825	Kriebel Minerals	Orr W # 4	12/11/2003	50	N/A	4481	N/A
21849	Atlas Resources	Colucci # 2	4/26/2004	47	34855	4056	421
21850	Great Lakes Energy	Voytek # 2	1/22/2004	N/A	N/A	4032	N/A
21890	Dewey Bryan Ltd	Bryan Dewey H # 3	7/6/1984	N/A	N/A	2500	N/A
21894	Atlas Resources	Krepps # 2	1/21/2004	49	42443	4116	436
21938	Interstate Gas Mkt	Jae George J # 1	1/7/2000	98	322	3115	26
21954	Great Lakes Energy	Matich # 1	10/15/2004	N/A	N/A	3734	N/A
21967	Dominion Exploration	Leeper John W # 1	1/16/1982	316	161990	3228	754
21978	Equitable Resources Exploration	Flenniken William # 3	1/1/1922	N/A	N/A	3111	N/A
21978	Great Lakes Energy	Commercial Tire # 1	3/19/2004	N/A	N/A	3894	N/A
21983	Atlas Resources	Coughenour # 2	3/3/2004	47	134	4214	N/A
21987	Penn State Well Svc & Prod	Bryan Dewey # 2	N/A	N/A	N/A	3000	N/A
21993	Penn State Well Svc & Prod	Bryan Dewey # 1	N/A	N/A	N/A	3000	N/A
22027	Great Lakes Energy	Bortz Corporation # 1	8/3/2004	N/A	N/A	3968	N/A
22046	Atlas Resources	Lambert / Usx # 3	2/26/2004	47	9825	4160	105
22080	Atlas Resources	Stewart # 12	4/26/2004	46	70562	3926	749
22081	Atlas Resources	Stewart # 13	5/24/2004	46	12194	4170	116
22097	Penneco Oil Co	Junk # 1	5/13/2004	44	N/A	4217	N/A
22100	Dominion Exploration	Leeper John W # 2	8/18/1982	309	38359	3317	339
22188	Consolidation Coal	Reynolds William K # 74	N/A	N/A	N/A	N/A	N/A
22200	Great Lakes Energy	Piccolomini M # 1	9/23/2004	N/A	38	3745	1
22202	P C Exploration	Kash Alexander # 3	4/21/2005	N/A	N/A	3004	N/A
22218	Atlas Resources	Swaney / Bortz Corp # 1	7/28/2004	N/A	N/A	4148	N/A
22229	Cnx Gas Co	Nevala Ralph J & Marion F # F18	9/16/2005	N/A	N/A	1018	N/A
22241	Atlas Resources	Carson # 2	9/24/2004	33	34025	4548	504
22350	Atlas Resources	Carson # 4	10/26/2004	30	6162	4577	179
22356	Patriot Exploration	Stish # 39783	8/24/2006	N/A	N/A	4054	N/A
22379	Atlas Resources	Hatalowich # 2	1/13/2005	N/A	N/A	4518	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22381	Atlas Resources	Hatalowich # 3	1/31/2005	32	10161	3792	190
22382	Atlas Resources	Hatalowich # 4	2/7/2005	32	15137	3794	260
22399	Patriot Exploration	Golanka # 50-1	10/2/2006	N/A	N/A	3781	N/A
22428	Patriot Exploration	Mavilla # 42-1	10/6/2006	N/A	N/A	4118	N/A
22439	Patriot Exploration	Britton # 13-1	10/17/2006	N/A	N/A	3752	N/A
22455	Atlas Resources	Carson # 6	4/19/2005	32	9782	3820	222
22457	Patriot Exploration	Marcozzi # 1	N/A	N/A	N/A	3929	N/A
22461	Burkland Richard H	Waters Terry & Patricia # 1	10/7/1922	1038	37234	2960	1040
22462	Burkland Richard H	Stajnrajh Joseph J # 2	10/29/1920	1062	N/A	2557	N/A
22472	Questa Petroleum	Jones Grant & Isabel # 1	9/20/1984	284	31827	4000	297
22474	Sleith M & T Farms	Sleith Thorton # 1	11/3/1984	282	469	4429	N/A
22486	Atlas Resources	Sellman # 3	4/28/2005	N/A	N/A	4008	N/A
22490	Burkland Richard H	Luzerene Land # 4	3/9/1993	181	4815	3789	N/A
22491	Atlas Resources	Coyote Creek # 3	1/11/2005	29	43180	4578	1257
22492	Atlas Resources	Novobilsky # 1	9/21/2006	18	16517	3909	645
22521	Great Lakes Energy	Bortz Corporation # 4	2/5/2005	N/A	N/A	1890	N/A
22531	Atlas Resources	Jeffries # 3	2/22/2005	27	73371	3464	2070
22571	Great Lakes Energy	Filiaggi # 2	4/18/2005	N/A	N/A	3816	N/A
22580	New Warwick Mining	Lynch Keith # 1	1/1/1901	N/A	N/A	N/A	N/A
22595	Great Lakes Energy	Filiaggi # 1	4/4/2005	N/A	N/A	3819	N/A
22603	Atlas Resources	Sobek # 1	3/30/2005	31	4174	3948	118
22612	Atlas Resources	Coldren # 1	4/8/2005	32	40852	3854	713
22617	Atlas Resources	Defrank / Jeffries # 2	5/4/2005	24	26025	3426	669
22621	Atlas Resources	Nagy # 3	5/17/2005	27	8058	4018	156
22623	Atlas Resources	Nagy # 1	5/11/2005	0	N/A	3986	N/A
22634	Burkland Richard H	Manhart # 1	9/6/1995	N/A	N/A	2446	N/A
22638	Questa Petroleum	Bondi Frank Dr # 1	7/17/1985	274	43696	3223	164
22653	New Warwick Mining	Concorde # 1	2/10/1926	N/A	N/A	3248	N/A
22655	Atlas Resources	Patterson # 15	3/9/2006	24	41164	2520	929
22656	Atlas Resources	Anden # 5	6/7/2005	27	6993	3960	198
22659	Atlas Resources	Christopher # 5	5/23/2005	34	25927	1958	N/A
22668	Consolidation Coal	Broadwater & Shuller # 73A	N/A	N/A	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22669	Atlas Resources	Brazzon # 1	5/15/2006	22	18865	3958	252
22670	Atlas Resources	Brazzon # 2	5/21/2006	22	5316	3949	170
22671	Atlas Resources	Brazzon # 3	N/A	25	2066	N/A	29
22672	Atlas Resources	Brazzon # 4	6/26/2006	21	19653	3997	767
22679	Questa Petroleum	Jones # 2	9/17/1985	272	N/A	4327	N/A
22680	Questa Petroleum	Markle Howard # 1	9/10/1985	272	380	4506	N/A
22684	Questa Petroleum	Bondi Frank Dr # 2	10/28/1985	270	N/A	4449	N/A
22688	Atlas Resources	Christopher # 6	10/9/2005	26	26956	4108	725
22689	Atlas Resources	Christopher # 7	6/2/2005	32	19112	4209	354
22704	Atlas Resources	Christopher # 4	9/28/2005	27	16540	4070	312
22741	Consolidation Coal	Haring Margaret A # 67-A	4/23/2002	70	N/A	2154	N/A
22742	Consolidation Coal	Wallace Victor J & Roseann M # 70-A	4/23/2002	70	N/A	1429	N/A
22752	Great Lakes Energy	Bortz Corporation # 5	8/5/2005	N/A	N/A	3966	N/A
22755	Consolidation Coal	Wallace Victor J & Roseann M # 68-A	4/23/2002	70	N/A	1053	N/A
22801	Atlas Resources	Orr # 29	9/25/2005	26	4273	3964	126
22802	Atlas Resources	Orr # 31	9/28/2005	26	3993	3980	152
22814	Atlas Resources	Olexa # 3	8/10/2005	28	25007	3798	586
22815	Atlas Resources	Olexa # 5	1/27/2006	26	50369	3790	1294
22816	Atlas Resources	Novobilsky # 2	9/1/2005	29	88020	3828	1871
22817	Atlas Resources	Novobilsky # 3	N/A	29	63359	N/A	1127
22825	Consolidation Coal	Haring & Halsey # 58-A	4/23/2002	70	N/A	880	N/A
22827	Consolidation Coal	Broadwater & Shuller # 71-A	4/23/2002	70	N/A	1150	N/A
22828	Consolidation Coal	Broadwater & Shuller # 72-A	4/23/2002	70	N/A	1155	N/A
22843	Atlas Resources	Olexa # 7	8/27/2005	28	32179	3842	841
22850	Atlas Resources	Keefer # 1	12/21/2005	0	N/A	3834	N/A
22851	Atlas Resources	Keffer # 2	12/28/2005	26	29068	3763	898
22852	Atlas Resources	Keffer # 5	9/9/2005	28	37030	3940	863
22857	Atlas Resources	Harden # 1	N/A	1	N/A	N/A	N/A
22858	Atlas Resources	Harden # 2	10/16/2007	3	50	N/A	50
22886	Atlas Resources	Wicks # 1	10/22/2007	3	141	N/A	141
22887	Atlas Resources	Wicks # 2	11/4/2007	2	N/A	N/A	N/A
22888	Atlas Resources	Wicks # 3	10/30/2007	3	154	N/A	154

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22889	Atlas Resources	Wicks # 4	11/18/2007	2	N/A	4210	N/A
22892	Consolidation Coal	Willison J K # 53-A	N/A	N/A	N/A	6215	N/A
22906	Atlas Resources	Farquhar # 9	10/6/2005	28	22785	3863	668
22906	Atlas Resources	Harden # 1	11/14/2007	1	N/A	4328	N/A
22923	Atlas Resources	Sager # 1	11/1/2005	26	31919	4022	784
22926	Consolidation Coal	Northcutt Mary Jean # 54-A	4/23/2002	70	N/A	1434	N/A
22934	Consolidation Coal	Consolidation Coal # 50-A	4/23/2002	70	N/A	1300	N/A
22935	Atlas Resources	Campbell # 8	10/17/2005	26	63026	4116	2203
22965	Atlas Resources	Canigiani # 1	11/8/2005	27	1935	4202	57
22968	Atlas Resources	Fayette Beagle Club # 1	11/15/2005	25	44624	3976	1331
22970	Atlas Resources	Fayette Beagle Club # 3	12/7/2005	25	4785	4216	157
22975	Atlas Resources	Orr # 21	10/19/2005	26	6163	4006	110
22976	Atlas Resources	Orr # 22	3/22/2006	23	3929	3856	174
22977	Atlas Resources	Orr # 23	10/12/2005	26	10532	4000	338
22983	Consolidation Coal	Consolidation Coal # 42-A	4/23/2002	N/A	N/A	1087	N/A
22991	Consolidation Coal	Consolidation Coal # 45-A	4/23/2002	N/A	N/A	1178	N/A
22996	Atlas Resources	Hutchinson # 8	12/14/2005	24	5967	4059	163
23018	Consolidation Coal	Consolidation Coal # 20-A	4/23/2002	N/A	N/A	1424	N/A
23020	Consolidation Coal	Love Dolores M # 51-A	6/8/2000	N/A	N/A	1507	N/A
23024	Questa Petroleum	Nemec # 2	9/30/1987	247	25506	3755	399
23035	Atlas Resources	Fisher # 6	1/6/2006	26	6839	3888	131
23065	Atlas Resources	Rich Farms # 1	5/17/2006	21	2508	5516	5
23066	Atlas Resources	Rich Farms # 2	6/9/2006	21	3672	5474	54
23067	Atlas Resources	Rich Farms # 3	2/1/2006	24	2987	5498	54
23084	Atlas Resources	Headlee # 1	9/21/2001	75	14043	4100	66
23088	Atlas Resources	Biddle # 1	9/10/2001	75	23723	4030	N/A
23094	Atlas Resources	Bobbish # 2	1/25/2006	25	56614	4176	1032
23104	Atlas Resources	Harbarger # 1	3/12/2002	72	17395	4481	137
23105	Atlas Resources	Harbarger # 2	10/21/2001	73	17634	4375	166
23115	Atlas Resources	Strimel # 1	2/13/2006	24	3025	5515	40
23134	Atlas Resources	Robinson # 8	3/29/2006	23	3811	5526	49
23135	Atlas Resources	Robinson # 9	4/13/2006	23	759	5478	10

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23136	Atlas Resources	Robinson # 11	4/7/2006	23	3568	5524	83
23137	Atlas Resources	Robisnon # 12	5/31/2006	0	N/A	5533	N/A
23139	Atlas Resources	Leech # 4	3/25/2006	23	5063	5512	104
23139	Atlas Resources	Biddle # 3	3/26/2002	72	3506	4007	28
23141	Atlas Resources	Sabatine # 1	5/9/2006	22	18004	5532	310
23142	Atlas Resources	Sabatine # 2	4/20/2006	22	3212	5651	95
23143	Atlas Resources	Sabatine # 3	5/8/2006	22	4436	5507	168
23144	Atlas Resources	Sabatine # 4	5/3/2006	22	7621	5402	195
23144	Atlas Resources	Jarek # 1	3/18/2002	69	42097	4420	525
23145	Atlas Resources	Sabatine # 5	5/3/2006	22	1833	5494	20
23146	Atlas Resources	Hutchinson # 6	11/21/2006	16	11186	3270	269
23148	Atlas Resources	Buday # 1	4/5/2002	70	76227	4564	661
23150	Atlas Resources	Burchianti # 1	3/14/2002	60	19888	4110	230
23154	Atlas Resources	Consol / Usx # 2	4/3/2002	68	27539	4272	235
23155	Atlas Resources	Consol / Usx # 1	3/26/2002	68	48637	4315	592
23160	Atlas Resources	Work # 7	N/A	5	4389	N/A	1009
23161	Atlas Resources	Work # 8	N/A	4	2167	N/A	796
23177	Atlas Resources	Work # 6	N/A	5	10672	N/A	3484
23194	Atlas Resources	Farquhar # 7	8/1/2006	20	24472	3878	995
23208	Atlas Resources	Farquhar # 8	8/8/2006	20	35052	3848	1076
23215	Atlas Resources	Robinson # 10	N/A	19	1004	4970	N/A
23226	Atlas Resources	Olexa # 2	7/18/2006	20	5661	3926	253
23236	Atlas Resources	Leech # 2	5/23/2006	21	6362	5534	159
23237	Atlas Resources	Leech # 3	6/2/2006	21	3717	5484	111
23238	Atlas Resources	Leech # 5	6/7/2006	21	4480	3605	139
23245	Atlas Resources	Hearn # 3	9/19/2006	17	10368	4094	222
23246	Atlas Resources	Hearn # 2	9/13/2006	18	41023	3965	1161
23247	Atlas Resources	Hearn # 1	9/8/2006	16	9933	3606	582
23253	Atlas Resources	Olexa # 1	7/12/2006	21	26034	1660	801
23257	Atlas Resources	Rich Farms # 6	8/24/2006	18	1600	3669	48
23264	Atlas Resources	Shimko # 1	11/28/2006	16	38795	4128	2869
23265	Atlas Resources	Robinson # 13	7/25/2006	20	17961	2090	87

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23266	Atlas Resources	Rich Farms # 8	8/30/2006	18	1794	5720	35
23267	Atlas Resources	Nesnec # 1	6/29/2006	19	18558	4178	854
23269	Eastern American Energy	Burchianti # 3	5/7/2003	57	N/A	4670	N/A
23288	Atlas Resources	Rich Farms # 9	9/10/2006	18	1325	4127	N/A
23299	Atlas Resources	Kampert # 1	9/9/2006	18	1334	5505	42
23300	Atlas Resources	Kampert # 2	9/13/2006	16	2188	5464	111
23309	Atlas Resources	Robinson # 16	N/A	18	2304	4214	75
23312	Atlas Resources	Work # 11	N/A	4	871	N/A	216
23314	Penneco Oil Co	Burchianti # 3	8/22/2003	54	N/A	4160	N/A
23318	Atlas Resources	Robinson # 17	N/A	18	2636	4182	65
23319	Atlas Resources	Mahalko # 1	7/28/2006	20	6085	5694	171
23320	Atlas Resources	Work # 15	N/A	4	3354	N/A	2209
23323	Atlas Resources	Christopher # 3	7/31/2006	19	7195	4322	189
23335	Atlas Resources	Chess # 1	N/A	12	10794	N/A	861
23338	Atlas Resources	Robinson # 15	12/12/2006	13	2198	4152	97
23357	Atlas Resources	Biddle # 5	2/15/2004	47	11345	3810	151
23360	Atlas Resources	Mutschler # 1	11/15/2006	16	9506	4167	513
23363	Atlas Resources	Robinson # 18	11/6/2006	16	20737	4117	1312
23398	Atlas Resources	Bobbish # 3	10/24/2006	16	3157	4299	135
23408	Atlas Resources	Trosiek # 1	12/30/2006	13	16568	3964	870
23409	Dorso Energy	Gillock M J # 2	6/26/1991	203	20711	3095	105
23417	Penneco Oil Co	Leslie # 2	4/25/2004	49	N/A	5407	N/A
23446	Atlas Resources	Robinson # 23	N/A	13	15579	N/A	624
23447	Atlas Resources	Robinson # 24	N/A	13	1056	N/A	30
23451	Atlas Resources	Rich Farms # 7	N/A	15	37265	8104	1683
23472	Brumage E J & Pultorak R A	Morton # 1	9/26/2004	44	N/A	4025	N/A
23486	Penneco Oil Co	Burchianti # 8	9/15/2004	44	N/A	4179	N/A
23488	Penneco Oil Co	Berkshire # 1	9/24/2004	44	N/A	4210	N/A
23578	Atlas Resources	Hart # 2	4/30/2007	5	1770	N/A	761
23579	Atlas Resources	Hart # 3	N/A	5	1461	N/A	614
23580	Atlas Resources	Hart # 4	8/27/2007	5	776	N/A	365
23581	Atlas Resources	Hart # 5	N/A	4	1066	N/A	589

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23602	Atlas Resources	Stanish # 1	7/25/2007	5	1347	N/A	209
23669	Atlas Resources	Clemmer # 4	8/5/2007	7	7515	N/A	780
23670	Atlas Resources	Clemmer # 5	7/11/2007	8	6538	N/A	658
23671	Atlas Resources	Clemmer # 6	7/17/2007	8	541	N/A	65
23675	Atlas Resources	Morris # 7	8/7/2007	0	N/A	N/A	N/A
23682	Atlas Resources	Buday # 2	12/1/2005	24	16716	4049	473
23704	Atlas Resources	Petrucci # 1	8/13/2007	0	N/A	N/A	N/A
23711	Atlas Resources	Staun # 1	3/1/2006	15	20945	5722	1035
23712	Atlas Resources	Staun # 2	3/18/2006	15	8894	5598	336
23714	Atlas Resources	Phillips # 11	2/14/2006	15	19002	1710	1283
23727	Atlas Resources	Masterbray # 1	2/25/2008	0	N/A	8718	N/A
23728	Atlas Resources	Masterbray # 2	3/7/2008	1	N/A	N/A	N/A
23729	Atlas Resources	Masterbray # 3	3/5/2008	0	N/A	N/A	N/A
23730	Atlas Resources	Masterbray # 4	1/18/2008	0	N/A	N/A	N/A
23731	Atlas Resources	Masterbray # 5	1/26/2008	1	N/A	N/A	N/A
23732	Atlas Resources	Softa # 1	9/28/2007	3	1759	N/A	1493
23733	Atlas Resources	Softa # 2	9/14/2007	3	2039	N/A	1297
23734	Atlas Resources	Softa # 3	9/24/2007	3	1693	N/A	1496
23735	Atlas Resources	Softa # 4	9/20/2007	3	4682	N/A	3901
23801	Atlas Resources	Piwowar # 4	11/12/2007	3	2046	N/A	1425
23802	Atlas Resources	Piwowar # 6	11/16/2007	0	N/A	N/A	N/A
23803	Atlas Resources	Piwowar # 7	11/20/2007	3	727	N/A	457
23806	Atlas Resources	Jones # 12	8/9/2006	18	23258	6050	964
23807	Atlas Resources	Jones # 11	7/30/2006	20	10320	5986	578
23811	Atlas Resources	Consol / Usx # 7	N/A	13	43739	N/A	4606
23813	Atlas Resources	Phillips # 12	6/8/2006	15	17135	6074	692
23819	Atlas Resources	Gaydos # 2	9/23/2007	6	5216	N/A	1675
23820	Atlas Resources	Gaydos # 5	10/5/2007	6	3975	N/A	1343
23821	Atlas Resources	Gaydos # 10	N/A	4	2356	N/A	1353
23829	Atlas Resources	Biddle # 6	N/A	14	5751	N/A	332
23832	Atlas Resources	Hustosky # 1	1/22/2008	0	N/A	N/A	N/A
23833	Atlas Resources	Hustosky # 2	1/27/2008	0	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23834	Atlas Resources	Hustosky # 3	2/9/2008	0	N/A	N/A	N/A
23835	Atlas Resources	Hustosky # 4	2/22/2008	0	N/A	N/A	N/A
23836	Atlas Resources	Hustosky # 5	4/2/2008	0	N/A	4576	N/A
23837	Atlas Resources	Hustosky # 6	4/2/2008	0	N/A	4595	N/A
23839	Atlas Resources	Matthews # 13	8/17/2006	0	N/A	5441	N/A
23840	Atlas Resources	Matthews # 14	10/4/2006	0	N/A	5857	N/A
23852	Atlas Resources	Pevarnik # 2	N/A	4	973	N/A	623
23854	Atlas Resources	Prewett # 4	1/31/2008	0	N/A	N/A	N/A
23855	Atlas Resources	Prewett # 5	2/27/2008	0	N/A	N/A	N/A
23864	Atlas Resources	Consol / Usx # 4	N/A	13	36424	N/A	2355
23866	Atlas Resources	Consol / Usx # 9	5/11/2007	9	15829	N/A	1510
23867	Atlas Resources	Hustosky # 7	2/15/2008	0	N/A	N/A	N/A
23867	Atlas Resources	Consol / Usx # 11	N/A	12	16911	N/A	820
23881	Atlas Resources	Ferens # 2	1/16/2008	0	N/A	N/A	N/A
23882	Atlas Resources	Ferens # 3	1/23/2008	0	N/A	N/A	N/A
23883	Atlas Resources	Ferens # 6	2/22/2008	0	N/A	N/A	N/A
23884	Atlas Resources	Ferens # 7	3/4/2008	0	N/A	N/A	N/A
23885	Atlas Resources	Ferens # 8	3/28/2008	0	N/A	N/A	N/A
23886	Atlas Resources	Ferens # 9	4/2/2008	0	N/A	4510	N/A
23910	Atlas Resources	Sorgiovanni # 1	6/21/2007	9	35710	N/A	6146
23912	Atlas Resources	Nicholson # 8	11/17/2006	16	7863	6272	370
23915	Atlas Resources	Ferens # 4	3/14/2008	0	N/A	4497	N/A
23916	Atlas Resources	Ferens # 5	4/21/2008	0	N/A	4200	N/A
23925	Atlas Resources	Homa # 1	N/A	12	7278	N/A	511
23926	Atlas Resources	Beck # 3	N/A	12	9504	N/A	2021
23927	Atlas Resources	Beck # 4	N/A	12	18423	N/A	1587
23928	Atlas Resources	Biddle # 4	6/21/2007	7	4806	N/A	935
23929	Atlas Resources	Biddle # 8	N/A	13	8500	N/A	623
23941	Atlas Resources	Buday # 4	N/A	13	11658	N/A	848
23943	Atlas Resources	Buday # 6	N/A	12	14133	N/A	1197
23945	Atlas Resources	Biddle # 7	N/A	15	7798	N/A	490
23956	Atlas Resources	Gaydos # 1	N/A	4	2193	N/A	1289

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23957	Atlas Resources	Gaydos # 6	N/A	4	2549	N/A	1222
23958	Atlas Resources	Gaydos # 7	8/16/2007	6	4752	N/A	1087
23959	Atlas Resources	Gaydos # 8	N/A	5	271	N/A	157
23960	Atlas Resources	Prah # 2	N/A	0	N/A	N/A	N/A
23960	Atlas Resources	Gaydos # 9	8/7/2007	5	4477	N/A	1453
23961	Atlas Resources	Biddle # 2	1/8/2007	14	1740	3963	109
23962	Atlas Resources	Biddle # 9	N/A	0	N/A	N/A	N/A
23979	Atlas Resources	Lilly # 13	N/A	10	13742	N/A	1360
23980	Atlas Resources	Lilly # 14	N/A	0	N/A	N/A	N/A
23981	Atlas Resources	Lilly # 15	N/A	11	4898	N/A	556
23982	Atlas Resources	Lilly # 1	N/A	11	8889	N/A	876
23983	Atlas Resources	Lilly # 18	N/A	10	12665	N/A	1565
23996	Atlas Resources	Willis # 1	6/5/2007	9	14525	N/A	2198
23997	Atlas Resources	Willis # 2	6/14/2007	11	4778	N/A	307
23998	Atlas Resources	Willis # 3	N/A	0	N/A	N/A	N/A
23999	Atlas Resources	Willis # 4	5/24/2007	8	5378	N/A	723
24000	Atlas Resources	Willis # 5	6/26/2007	7	5272	N/A	1271
24001	Atlas Resources	Willis # 6	N/A	11	8187	N/A	590
24002	Atlas Resources	Willis # 7	6/5/2007	9	9706	N/A	1370
24004	Penneco Oil Co	Boord # 1	11/9/2006	18	N/A	4565	N/A
24012	Atlas Resources	Boord # 2	12/30/2006	13	7300	6016	449
24013	Atlas Resources	Boord # 3	N/A	12	14323	N/A	766
24014	Atlas Resources	Boord # 4	N/A	12	21018	N/A	1101
24015	Atlas Resources	Polander / Boord # 5	N/A	2	156	N/A	156
24024	Atlas Resources	Lilly # 19	N/A	0	N/A	N/A	N/A
24032	Atlas Resources	Headlee # 2	6/3/2007	6	1100	N/A	361
24033	Atlas Resources	Headlee # 3	7/15/2007	7	3	N/A	N/A
24034	Atlas Resources	Headlee # 4	N/A	7	22	N/A	1
24035	Atlas Resources	Headlee # 5	4/17/2008	0	N/A	4242	N/A
24036	Atlas Resources	Headlee # 6	N/A	13	52420	8162	2749
24046	Atlas Resources	Consol / Usx # 20	5/9/2007	8	9954	N/A	1715
24047	Atlas Resources	Consol / Usx # 21	N/A	8	18579	N/A	3984

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24049	Atlas Resources	Beck # 4	N/A	12	18423	N/A	1587
24050	Atlas Resources	Consol / Usx # 10	12/3/2006	14	26018	6138	1853
24062	Atlas Resources	Consol / Usx # 6	N/A	0	N/A	N/A	N/A
24072	Atlas Resources	Lilly # 16	N/A	11	19071	N/A	2277
24096	Atlas Resources	Mccann # 1	9/11/2007	7	1487	N/A	203
24100	Atlas Resources	Mccann # 2	N/A	9	8008	N/A	1430
24101	Atlas Resources	Yost # 21	N/A	0	N/A	N/A	N/A
24111	Atlas Resources	Carter # 2	N/A	9	7053	N/A	1120
24118	Atlas Resources	Yost # 16	N/A	0	N/A	N/A	N/A
24186	Atlas Resources	Gardner # 1	7/26/2007	6	2828	N/A	846
24187	Atlas Resources	Gardner # 2	7/30/2007	6	3065	N/A	809
24188	Atlas Resources	Gardner # 3	7/19/2007	6	2187	N/A	407
24189	Atlas Resources	Gardner # 4	7/16/2007	6	6838	N/A	1801
24190	Atlas Resources	Gardner # 5	7/5/2007	6	3312	N/A	691
24191	Atlas Resources	Hice # 1	7/25/2007	4	1338	N/A	379
24192	Atlas Resources	Hice # 2	7/6/2007	4	734	N/A	252
24193	Atlas Resources	Hice # 3	8/21/2007	5	30	N/A	10
24194	Atlas Resources	Hice # 4	8/1/2007	5	45	N/A	3
24195	Atlas Resources	Hice # 5	8/30/2007	4	300	N/A	139
24219	Atlas Resources	Mitchell # 4	8/22/2007	4	1457	N/A	640
24230	Atlas Resources	Morton # 4	10/31/2007	3	1110	N/A	762
24231	Atlas Resources	Morton # 3	9/7/2007	2	4	N/A	4
24232	Atlas Resources	Morton # 1	N/A	2	90	N/A	90
24233	Atlas Resources	Morton # 2	8/10/2007	2	943	N/A	943
24234	Atlas Resources	Morton # 7	N/A	1	N/A	N/A	N/A
24235	Atlas Resources	Morton # 5	N/A	2	471	N/A	471
24236	Atlas Resources	Morton # 6	N/A	2	148	N/A	148
24263	Atlas Resources	Udovic # 1	7/25/2007	7	2284	N/A	590
24294	Atlas Resources	Polander # 1	N/A	2	181	N/A	181
24307	Atlas Resources	Davis # 8	9/25/2007	0	N/A	N/A	N/A
24308	Atlas Resources	Davis # 9	9/12/2007	0	N/A	N/A	N/A
24309	Atlas Resources	Davis # 7	9/5/2007	0	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24310	Atlas Resources	Davis # 6	11/2/2007	0	N/A	N/A	N/A
24311	Atlas Resources	Davis # 5	10/13/2007	0	N/A	N/A	N/A
24312	Atlas Resources	Shaffer # 10	11/2/2007	1	N/A	N/A	N/A
24315	Atlas Resources	Hart # 4	N/A	5	776	N/A	365
24324	Atlas Resources	Udovich # 2	4/30/2008	0	N/A	6020	N/A
24330	Atlas Resources	Carter # 3	7/19/2007	6	1752	N/A	244
24336	Atlas Resources	Biddle # 10	N/A	1	N/A	N/A	N/A
24337	Atlas Resources	Biddle # 11	9/6/2007	1	N/A	N/A	N/A
24338	Atlas Resources	Biddle # 12	11/12/2007	4	22939	8414	6419
24342	Atlas Resources	Biddle # 22	N/A	1	N/A	8285	N/A
24346	Atlas Resources	Pevarnik # 2	11/13/2007	4	973	N/A	623
24352	Atlas Resources	Biddle # 13	9/10/2007	1	N/A	N/A	N/A
24353	Atlas Resources	Biddle # 14	N/A	0	N/A	8400	N/A
24355	Atlas Resources	Biddle # 16	N/A	0	N/A	N/A	N/A
24356	Atlas Resources	Biddle # 17	8/4/2007	4	1835	N/A	470
24363	Atlas Resources	Beck # 5	3/25/2008	0	N/A	8346	N/A
24364	Atlas Resources	Biddle # 9	N/A	0	N/A	N/A	N/A
24365	Atlas Resources	Biddle # 26	N/A	0	N/A	N/A	N/A
24394	Atlas Resources	Swartz # 4	N/A	0	N/A	N/A	N/A
24395	Atlas Resources	Swartz # 5	4/8/2008	0	N/A	6080	N/A
24399	Atlas Resources	Springer # 13	12/2/2007	0	N/A	6020	N/A
24402	Atlas Resources	Springer # 16	12/5/2007	0	N/A	6000	N/A
24412	Atlas Resources	Gaydos # 1	11/9/2007	4	2193	N/A	1289
24413	Atlas Resources	Gaydos # 2	N/A	6	5216	N/A	1675
24414	Atlas Resources	Gaydos # 5	N/A	6	3975	N/A	1343
24415	Atlas Resources	Gaydos # 6	10/12/2007	4	2549	N/A	1222
24416	Atlas Resources	Gaydos # 8	10/22/2007	5	271	N/A	157
24417	Atlas Resources	Gaydos # 10	11/9/2007	4	2356	N/A	1353
24419	Atlas Resources	Fischer # 1	10/12/2007	5	531	N/A	285
24420	Atlas Resources	Fischer # 2	9/25/2007	5	2479	N/A	453
24421	Atlas Resources	Fischer # 3	10/3/2007	5	56	N/A	33
24423	Atlas Resources	Fischer # 5	11/6/2007	0	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24430	Atlas Resources	Burchianti # 13	10/7/2007	0	N/A	N/A	N/A
24439	Atlas Resources	Gideon # 1	12/5/2007	1	N/A	5862	N/A
24440	Atlas Resources	Gideon # 2	N/A	1	N/A	5952	N/A
24442	Atlas Resources	Gideon # 4	N/A	0	N/A	N/A	N/A
24453	Atlas Resources	Mack # 3	10/31/2007	0	N/A	N/A	N/A
24456	Atlas Resources	Mack # 6	11/7/2007	0	N/A	N/A	N/A
24463	Atlas Resources	Biddle # 15	2/1/2008	1	N/A	4601	N/A
24474	Atlas Resources	Willis # 14	N/A	1	N/A	N/A	N/A
24482	Atlas Resources	Biddle # 27	N/A	0	N/A	N/A	N/A
24485	Atlas Resources	Mislan # 1	N/A	1	N/A	N/A	N/A
24489	Atlas Resources	Consol / Usx # 13	3/27/2008	0	N/A	9975	N/A
24493	Atlas Resources	Knight # 5	4/5/2008	0	N/A	6048	N/A
24494	Atlas Resources	Knight # 6	N/A	0	N/A	N/A	N/A
24495	Atlas Resources	Knight # 7	N/A	0	N/A	N/A	N/A
24496	Atlas Resources	Knight # 8	N/A	0	N/A	N/A	N/A
24497	Atlas Resources	Knight # 9	N/A	0	N/A	N/A	N/A
24502	Atlas Resources	Augustine # 6	N/A	1	N/A	N/A	N/A
24503	Atlas Resources	Augustine # 7	N/A	0	N/A	N/A	N/A
24504	Atlas Resources	Kovach # 6	11/19/2007	0	N/A	4500	N/A
24550	Atlas Resources	Yost # 11	2/25/2008	0	N/A	5889	N/A
24569	Atlas Resources	Kovach # 13	2/29/2008	1	N/A	6046	N/A
24570	Atlas Resources	Kovach # 14	N/A	1	N/A	N/A	N/A
24571	Atlas Resources	Kovach # 16	N/A	1	N/A	N/A	N/A
24572	Atlas Resources	Kovach # 18	N/A	0	N/A	N/A	N/A
24577	Atlas Resources	Boord # 7	N/A	0	N/A	8300	N/A
24604	Atlas Resources	Yost # 13	N/A	0	N/A	N/A	N/A
24606	Atlas Resources	Burchianti # 24	N/A	0	N/A	N/A	N/A
24607	Atlas Resources	Burchianti # 25	3/29/2008	0	N/A	6005	N/A
24614	Atlas Resources	Burchianti # 35	3/21/2008	0	N/A	4455	N/A
24620	Atlas Resources	Lilly # 28	N/A	0	N/A	N/A	N/A
24630	Atlas Resources	Burchianti # 23	3/15/2008	0	N/A	5916	N/A
24631	Atlas Resources	Burchianti # 22	N/A	0	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
24639	Atlas Resources	Kiger # 1	N/A	0	N/A	N/A	N/A
24642	Questa Petroleum	Nemec # 4	1/22/2002	76	N/A	3916	N/A
25721	Atlas Resources	Patterson # 14	9/26/2005	25	3685	4060	115
25722	Atlas Resources	Patterson # 12	9/21/2005	25	2123	4004	148
25723	Atlas Resources	Patterson # 11	11/19/2005	25	56316	2516	1157
25973	Atlas Resources	Bialon # 1	12/14/2005	25	55770	4166	2140
26011	Atlas Resources	Manack # 1	2/21/2006	23	26113	4099	684
26012	Atlas Resources	Manack # 2	3/29/2006	24	16258	4486	351
26056	Atlas Resources	Evans # 3	8/25/2006	19	19516	4134	648
26057	Atlas Resources	Evans # 4	N/A	19	27993	2550	455
26058	Atlas Resources	Evans # 5	9/6/2006	18	10713	4104	425
26059	Atlas Resources	Evans # 6	9/11/2006	0	N/A	4119	N/A
26334	Atlas Resources	Patterson # 16	5/23/2006	22	3315	4002	100
26359	Atlas Resources	Shupe # 2	10/20/2006	9	61741	1595	6358
26435	Atlas Resources	Huber # 4	10/17/2006	9	14195	5848	1164
26436	Atlas Resources	Huber # 5	10/9/2006	9	11838	5795	1278
26437	Atlas Resources	Huber # 7	10/4/2006	9	15749	5743	1510
26438	Atlas Resources	Huber # 8	9/21/2006	9	11033	5830	865
26439	Atlas Resources	Huber # 10	9/13/2006	9	10336	5814	1031
26440	Atlas Resources	Huber # 11	9/25/2006	9	8433	5885	747
26484	Atlas Resources	Angelcyk # 1	N/A	8	9811	N/A	1210
26485	Atlas Resources	Angelcyk # 2	3/27/2007	8	2370	5794	224
26493	Atlas Resources	Shoaf # 4	10/27/2006	8	5238	5912	482
26494	Atlas Resources	Shoaf # 5	12/14/2006	8	9647	5951	1245
26495	Atlas Resources	Shoaf # 6	11/4/2006	8	8468	5999	1227
26507	Atlas Resources	Scarrpino # 1	12/20/2006	0	N/A	5847	N/A
26593	Atlas Resources	Lash # 8	N/A	7	1423	N/A	203
26607	Atlas Resources	Shupe # 1	12/29/2006	9	6691	5766	510
26614	Atlas Resources	Lash # 10	N/A	6	4025	N/A	637
26615	Atlas Resources	Lash # 9	N/A	6	5208	N/A	575
26616	Atlas Resources	Lash # 7	N/A	6	3997	N/A	740
26618	Atlas Resources	Shychuk # 5	N/A	7	11902	N/A	1860

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
26619	Atlas Resources	Shychuk # 6	N/A	7	18479	N/A	4410
26621	Atlas Resources	Shoaf # 3	7/10/2007	8	6101	N/A	645
26639	Atlas Resources	Shychuk # 1	N/A	7	3545	N/A	545
26640	Atlas Resources	Grandview Nurseries # 1	6/11/2007	0	N/A	N/A	N/A
26641	Atlas Resources	Grandview Nurseries # 2	5/30/2007	0	N/A	N/A	N/A
26642	Atlas Resources	Grandview Nurseries # 3	5/21/2007	0	N/A	N/A	N/A
26682	Atlas Resources	Hufford # 2	5/6/2007	0	N/A	N/A	N/A
26683	Atlas Resources	Hufford # 4	N/A	0	N/A	N/A	N/A
26684	Atlas Resources	Hufford # 5	6/1/2007	0	N/A	N/A	N/A
26699	Atlas Resources	Hunter # 18	5/20/2007	3	1264	N/A	1150
26700	Atlas Resources	Hunter # 19	N/A	3	1213	N/A	1070
26701	Atlas Resources	Hunter # 20	5/14/2007	3	1012	N/A	959
26729	Atlas Resources	Halvey # 1	11/5/2007	0	N/A	N/A	N/A
26743	Atlas Resources	Doney # 1	6/19/2007	3	6706	N/A	3289
26744	Atlas Resources	Doney # 2	6/13/2007	3	354	N/A	176
26752	Atlas Resources	Branthoover # 8	5/30/2007	3	2414	N/A	2226
26754	Atlas Resources	Branthoover # 1	5/2/2007	3	1487	N/A	1201
26755	Atlas Resources	Branthoover # 4	6/26/2007	3	46	N/A	N/A
26758	Atlas Resources	Branthoover # 2	7/18/2007	3	1940	N/A	1671
26759	Atlas Resources	Branthoover # 3	7/3/2007	3	1535	N/A	1313
26760	Atlas Resources	Branthoover # 7	5/14/2007	3	1814	N/A	1575
26787	Atlas Resources	Hufford # 1	4/20/2007	0	N/A	N/A	N/A
26788	Atlas Resources	Hufford # 3	7/15/2007	0	N/A	N/A	N/A
26817	Atlas Resources	Shychuk # 2	N/A	7	3673	N/A	358
26818	Atlas Resources	Shychuk # 4	N/A	7	4715	N/A	456
26859	Atlas Resources	Angelcyk # 3	7/9/2007	8	4250	N/A	363
26864	Atlas Resources	Markle # 10	N/A	2	231	N/A	231
26865	Atlas Resources	Markle # 11	N/A	2	237	N/A	237
26885	Atlas Resources	Reamer # 1	6/17/2007	5	2701	N/A	633
26886	Atlas Resources	Reamer # 2	6/26/2007	5	2017	N/A	385
26889	Atlas Resources	Lauffer # 1	8/21/2007	0	N/A	N/A	N/A
26890	Atlas Resources	Lauffer # 2	8/26/2007	0	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
26891	Atlas Resources	Lauffer # 3	8/14/2007	0	N/A	N/A	N/A
26892	Atlas Resources	Lauffer # 4	8/7/2007	0	N/A	N/A	N/A
26905	Atlas Resources	Scarpino # 2	7/3/2007	0	N/A	N/A	N/A
26958	Atlas Resources	Huber # 13	7/20/2007	8	66251	N/A	5266
26987	Atlas Resources	Markle # 7	11/5/2007	2	236	N/A	236
26988	Atlas Resources	Markle # 8	N/A	2	378	N/A	378
26989	Atlas Resources	Markle # 9	10/24/2007	2	149	N/A	149
27042	Atlas Resources	Pust # 1	N/A	3	3288	N/A	1863
27089	Atlas Resources	Baughman # 1	N/A	3	24283	N/A	24283
27095	Atlas Resources	Doney # 7	10/23/2007	0	N/A	N/A	N/A
27169	Atlas Resources	Angelcyk # 6	N/A	3	17294	N/A	17294
27171	Atlas Resources	Fox # 1	3/13/2008	0	N/A	4401	N/A
27172	Atlas Resources	Fox # 2	3/25/2008	0	N/A	4422	N/A
27180	Atlas Resources	Cenkner # 3	4/8/2008	0	N/A	4360	N/A
27181	Atlas Resources	Cenkner # 4	1/15/2008	0	N/A	4574	N/A
27192	Atlas Resources	Myers # 5	N/A	0	N/A	N/A	N/A
27200	Atlas Resources	Huber # 14	N/A	2	21568	N/A	21568
27280	Atlas Resources	Doney # 11	4/1/2008	0	N/A	N/A	N/A
27284	Atlas Resources	Markle # 8	1/29/2008	2	378	N/A	378
27316	Atlas Resources	Shupe # 3	3/7/2008	0	N/A	8068	N/A
27332	Atlas Resources	Paul # 7	N/A	0	N/A	N/A	N/A
90011	Equitable Resources Exploration	Bonnell Effie F # 1	3/11/1943	782	N/A	3154	N/A
90012	Equitable Resources Exploration	Bruckner G A # 1	5/20/1942	792	N/A	3073	N/A
90014	Equitable Resources Exploration	Eaton Belle A # 2	10/24/1942	787	N/A	3386	N/A
90020	Equitable Resources Exploration	Gideon Nellie B # 2	5/8/1941	804	N/A	2968	N/A
90021	Equitable Resources Exploration	Hartley Oscar # 1	9/10/1943	776	N/A	3550	N/A
90022	Equitable Resources Exploration	Hathaway Charles Y # 1	7/21/1941	802	N/A	3067	N/A
90058	Unknown	Beckham Elmer D # 2	4/3/1939	830	N/A	3022	N/A
90059	Brumage M C & Sons	Durr Herman F # 1	3/1/1939	831	N/A	3020	N/A
90061	Greensboro Gas	Hartley J C # 3	5/16/1942	792	N/A	2888	N/A
90062	Peoples Natural Gas	Williams T P # 3641	4/5/1946	746	N/A	4357	N/A
90063	Equitable Resources Exploration	Hewitt E B # 1	9/9/1941	800	N/A	2859	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
90064	Greensboro Gas	Jacobs Adam M # 2	1/1/1912	1157	N/A	2910	N/A
90064	Greensboro Gas	Hopton Charles A # 1	2/11/1941	807	N/A	3118	N/A
90064	Peoples Natural Gas	Hastings F L # 2	10/25/1940	811	N/A	2902	N/A
90065	Equitable Resources Exploration	Keenan Hugh # 2	5/15/1940	816	N/A	3060	N/A
90066	Greensboro Gas	Lutes J H # 1	5/31/1943	780	N/A	3133	N/A
90067	Equitable Resources Exploration	Riffle O A # 1	12/27/1940	809	N/A	2902	N/A
90075	Equitable Resources Exploration	Kerr Amanda # 2929	8/24/1926	981	N/A	3053	N/A
90075	Manufacturers L & H	Barnett W B # 4	6/16/1905	1235	N/A	3030	N/A
90076	Equitable Resources Exploration	Hathaway J K # 438	3/26/1926	986	N/A	3136	N/A
90076	Equitrans	Collins Walter E # 1	1/1/1913	1145	N/A	2234	N/A
90078	Carnegie Natural Gas	Keener James # 2	5/18/1905	1236	N/A	1663	N/A
90079	Carnegie Natural Gas	Durr Jacob & Frank # 1	8/20/1901	1281	N/A	2520	N/A
90098	Equitrans	Young William P & Margaret L # 2	1/1/1914	1133	N/A	2910	N/A
90099	Eberly Orville	Parshall William # 2	8/1/1946	742	N/A	2522	N/A
90100	Greensboro Gas	Jacobs Adam M # 4	5/23/1917	1092	N/A	2751	N/A
90127	Belle-Vernon L & H	Parson B L # 1	1/1/1888	N/A	N/A	1950	N/A
90190	Thompson Ewing Gas	Dearth # 1	1/1/1886	N/A	N/A	1712	N/A
24584-02	Atlas Resources	Boord # 6B	N/A	0	N/A	8419	N/A
CAR220	Carnegie Natural Gas	Rea J # 1	1/24/1915	1120	N/A	2946	N/A
CAR248	Carnegie Natural Gas	Hart C J # 1	8/11/1916	1101	N/A	2938	N/A
CAR272	Carnegie Natural Gas	Areford E # 1	7/19/1917	1090	N/A	2859	N/A
CAR340	Carnegie Natural Gas	Flenniken W F # 2	11/6/1920	1050	N/A	2960	N/A
CAR975	Carnegie Natural Gas	Mt Joy T V # 2	6/14/1946	743	N/A	3100	N/A
E1201	Manufacturers L & H	Hartley O # 1	3/4/1921	1047	N/A	3125	N/A
E9227	Lough Fred	Hartley O # 1	8/6/1948	717	N/A	3064	N/A
EQ2623	Equitable Gas	Unknown #	N/A	N/A	N/A	N/A	N/A
EQM337	Philadelphia Oil Co	Fox M # 1	8/7/1917	1089	N/A	2925	N/A
F18673	Bortz Corp	Bortz G # 2	1/23/1942	796	N/A	2443	N/A
FC117	Fayette County Gas	Ritenour # 1	8/23/1930	933	N/A	1488	N/A
FC35	Fayette County Gas	Langley # 1	1/1/1921	1049	N/A	3381	N/A
FC65	Fayette County Gas	Miller # 1	N/A	N/A	N/A	1400	N/A
G248	Greensboro Gas	Jacobs # 1	1/1/1912	1157	N/A	2650	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
G346	Greensboro Gas	Fuller T # 1	1/18/1916	1108	N/A	2803	N/A
G347	Greensboro Gas	Fuller T # 2	1/14/1916	1108	N/A	2895	N/A
G354	Greensboro Gas	Fuller T # 3	5/13/1916	1104	N/A	2873	N/A
G417	Greensboro Gas	Waychoff R # 2	5/10/1918	1080	N/A	3065	N/A
G526	Greensboro Gas	Fuller J # 1	1/28/1921	1048	N/A	2398	N/A
G625	Greensboro Gas	Hartley N # 1	1/1/1924	1013	N/A	3137	N/A
G921	Greensboro Gas	Haggerty # 1	12/4/1940	810	N/A	1330	N/A
P1030	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1129	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1131	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1132	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1134	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1135	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1136	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1137	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1138	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1140	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1141	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1142	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1143	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1146	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P11770	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P1202	Greensboro Gas	Stephenson M # 2	11/30/1921	1038	N/A	3219	N/A
P1204	Greensboro Gas	Schroyer G # 1	7/19/1919	1066	N/A	3315	N/A
P1206	Greensboro Gas	Stephenson M # 1	1/2/1919	1073	N/A	3088	N/A
P12437	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P14772	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P14820	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P16744	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P17288	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P17328	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P17390	N/A	N/A	N/A	N/A	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
P17665	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18031	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18373	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18792	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P18832	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19183	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19191	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19445	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P19768	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P20413	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P21212	Wahler & Powers	Gray # 1	7/18/1955	634	N/A	4000	N/A
P21341	Adrian Et Al	Whitlock # 1	N/A	N/A	N/A	1353	N/A
P22985	Brumage & Brumage	Whoolery N # 1	4/8/1941	805	N/A	3008	N/A
P23466	Bortz Corp	Bortz # 2	8/26/1941	801	N/A	1978	N/A
P24150	Bachman & Rudert	Vail # 1	5/11/1929	918	N/A	2740	N/A
P24154	Puritan Coal & Coke	Wolf # 1	N/A	N/A	N/A	2450	N/A
P24775	Thompson Ewing & Co	Dearth # 1	5/1/1886	N/A	N/A	2000	N/A
P26065	Moore	Palko # 1	12/17/1943	773	N/A	2363	N/A
P26874	Boyle J D	Hoover # 1	1/9/1945	760	N/A	1525	N/A
P27631	Blayho T	Hoover # 1	4/26/1946	745	N/A	2400	N/A
P27978	Blayho T	Noble # 1	1/27/1947	736	N/A	2420	N/A
P28257	Flack & Bungard	Palko # 1	6/12/1947	731	N/A	2408	N/A
P28651	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P29429	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P34035	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P34824	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P5694	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P8625	N/A	N/A	N/A	N/A	N/A	N/A	N/A
P9683	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PNG2127	Peoples Natural Gas	N/A	N/A	N/A	N/A	N/A	N/A
PNG2128	Peoples Natural Gas	N/A	N/A	N/A	N/A	N/A	N/A
PNG2142	Peoples Natural Gas	N/A	N/A	N/A	N/A	N/A	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
PNG3394	Peoples Natural Gas	Parshall # 1	5/5/1943	781	N/A	3551	N/A
PNG3473	Peoples Natural Gas	Byers # 1	1/1/1944	773	N/A	0	N/A
PNG3491	Peoples Natural Gas	Kovach # 1	4/23/1945	757	N/A	3750	N/A
PNG3534	Peoples Natural Gas	Unknown #	N/A	N/A	N/A	N/A	N/A
PNG3683	Peoples Natural Gas	Parshall # 3	2/12/1947	735	N/A	2546	N/A
S-94	N/A	S # 94	N/A	N/A	N/A	N/A	N/A

LEASE INFORMATION

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

	Prospect Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Becker #1	Crawford	8/11/2006	8/11/2009	12.5%	0%	0%	87.5%	100%	50	50
2	Dengler #3	Crawford	11/19/2007	11/19/2010	12.5%	0%	0%	87.5%	100%	71	50
3	Horner #1	Crawford	7/15/2004	7/15/2014	12.5%	0%	1.5625%	85.9375%	100%	80	50
4	Ims #1	Crawford	10/30/2007	10/30/2010	12.5%	0%	0%	87.5%	100%	51	50
5	Jones Unit #3	Crawford	1/24/2006	1/24/2016	12.5%	0%	1.5625%	85.9375%	100%	43	40
6	Kerr Unit #4	Crawford	12/15/2005	12/15/2015	12.5%	0%	1.5625%	85.9375%	100%	44	30
7	Lang #2	Crawford	9/22/2006	9/22/2011	12.5%	0%	1.5625%	85.9375%	100%	40	40
8	Leveto #1	Crawford	5/12/2006	5/12/2011	12.5%	0%	1.5625%	85.9375%	100%	60	50
9	Marks #5	Crawford	3/26/2006	3/26/2016	12.5%	0%	1.5625%	85.9375%	100%	139	50
10	Miller Unit #50	Crawford	8/10/2006	8/10/2011	12.5%	0%	1.5625%	85.9375%	100%	30	30
11	Minke #3	Crawford	4/7/2006	HBP	12.5%	0%	0%	87.5%	100%	153	50
12	Mowris#3	Crawford	10/9/2006	10/9/2008	12.5%	0%	0%	87.5%	100%	240	50
13	Mowris Tree Svc #1	Crawford	8/27/2007	8/27/2009	12.5%	0%	0%	87.5%	100%	461	50
14	Myers #14	Crawford	1/8/2006	1/8/2016	12.5%	0%	1.5625%	85.9375%	100%	50	50
15	Myers #6	Crawford	12/6/2005	12/6/2015	12.5%	0%	1.5625%	85.9375%	100%	34	34
16	Nickerson #4	Crawford	11/7/2006	11/7/2008	12.5%	0%	0%	87.5%	100%	133	50
17	Peters Unit #7	Crawford	4/25/2006	4/25/2016	12.5%	0%	1.5625%	85.9375%	100%	32	32
18	Peters Unit #8	Crawford	4/19/2006	4/19/2016	12.5%	0%	1.5625%	85.9375%	100%	53	50
19	Rensma #4	Crawford	4/11/2005	4/11/2011	12.5%	0%	1.5625%	85.9375%	100%	52	50
20	Shafer #12	Crawford	4/7/2006	4/7/2016	12.5%	0%	1.5625%	85.9375%	100%	81	50
21	Smith Unit #36	Crawford	3/29/2006	3/29/2016	12.5%	0%	1.5625%	85.9375%	100%	37	37
22	Standford #3	Crawford	3/13/2006	3/13/2009	12.5%	0%	0%	87.5%	100%	240	50
23	Theuret #1	Crawford	4/15/2005	4/15/2015	12.5%	0%	1.5625%	85.9375%	100%	81	50
24	Waddell #1	Crawford	3/28/2007	3/28/2010	12.5%	0%	0%	87.5%	100%	83	50
25	Wagner #4	Crawford	7/1/2005	7/1/2015	12.5%	0%	1.5625%	85.9375%	100%	162	40
26	Wagner #5	Crawford	7/1/2005	7/1/2015	12.5%	0%	1.5625%	85.9375%	100%	162	40
27	Wagner #6	Crawford	7/1/2005	7/1/2015	12.5%	0%	1.5625%	85.9375%	100%	162	40
28	Wallis #1	Crawford	5/18/2007	5/18/2010	12.5%	0%	0%	87.5%	100%	40	40
29	White #14	Crawford	9/21/2006	9/21/2009	12.5%	0%	0%	87.5%	100%	461	50
30	Zadrozny #1	Crawford	8/15/2005	8/15/2008	12.5%	0%	1.5625%	85.9375%	100%	60	50
*HBP – Held by Production.

LOCATION AND PRODUCTION MAPS

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

22055
1
2
3
Athens
Steuben
Troy
Randolph
MEADVILLE
DOMINION
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Abend'd
Atlas Energy
Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2008(B) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford County PA
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
1 0 1 2 3 4 5 mi

Woodcock
Woodcock
Blooming Valley
WAGNER #6
WAGNER #5
WAGNER #4
PETERS U #7
SHAFER #12
MOWRIS #3
LANG #2
JONES U #3
MYERS #6
MYERS #14
LEVETO #1
DENGLER #3
MILLER #50
SMITH #36
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Abend'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
1
0
1
2 mi
1
Atlas Energy
Resources, LLC
ATLAS RESOURCES PUBLIC #17-2008(B) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford County PA

Athens
Richmond
STANFORD #3
NICKERSON #4
BECKER #1
WHITE #14
ZADROGNY #1
HORNER #1
S
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
1 0 1 2 mi
N
2
Atlas Energy Resources, LLC
ATLAS RESOURCES PUBLIC # 17-2008(B) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, County PA

WADDELL #1
WALLIS #1
Townville
MINKE #3
S.G.L. 69
Randolph
LEGEND
Gas Well
Oil & Gas Well
Drilling
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
1 0 1 2 mi
N
3
Atlas Energy Resources, LLC
ATLAS RESOURCES PUBLIC #17-2008(B) L.P.
MEDINA/WHIRLPOOL PLAY
Crawford, County PA

PRODUCTION DATA

FOR

WESTERN PENNSYLVANIA AND EASTERN OHIO

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
20662	Dannic Energy, Corp.	Joseph W. Arnold #1	02/03/90	N/A	N/A	4737	N/A
20733	Dannic Energy, Corp.	Mildred R. Merry #1	07/21/80	N/A	N/A	4777	N/A
21200	Berea Oil & Gas, Corp.	W. Holland #1	07/02/81	N/A	N/A	4506	N/A
21202	Berea Oil & Gas, Corp.	L. Hutchinson #1	06/14/81	N/A	N/A	4892	N/A
21226	R. McClellan	R. McClellan #1	07/27/81	N/A	N/A	4645	N/A
21238	Berea Oil & Gas, Corp.	K & C Zirkle #1	08/27/81	N/A	N/A	4846	N/A
21270	Cabot Oil & Gas, Corp.	David Thomas #1	08/22/81	N/A	N/A	4420	N/A
21500	Berea Oil & Gas, Corp.	M. E. Griffith #1	01/04/82	N/A	N/A	4530	N/A
21568	Steadman Enterprises	J. Stevens #1	02/23/82	N/A	N/A	4780	N/A
21811	R. Burke	R. Burke #1	08/05/82	N/A	N/A	4802	N/A
21825	Muckinhoupt	Muckinhoupt #1	11/12/82	N/A	N/A	4650	N/A
22008	Great Lakes Energy Partners	W. Lenox #1	08/01/83	N/A	N/A	4454	N/A
22069	Meridian Oil & Gas	William T. Hale #1	01/16/84	N/A	N/A	4504	N/A
22070	Meridian Oil & Gas	Edward Powell #1	02/07/84	N/A	N/A	4541	N/A
22092	Meridian Oil & Gas	E. Sutter #1	01/11/84	N/A	N/A	4550	N/A
22093	Meridian Oil & Gas	V. Yoos #1	05/31/84	N/A	N/A	4851	N/A
22105	Steadman Enterprises	Black #1	08/20/84	N/A	N/A	4625	N/A
22109	Meridian Oil & Gas	J. D. Kachik #1	03/25/84	N/A	N/A	4521	N/A
22158	Meridian Oil & Gas	D. Davenport #1	05/13/84	N/A	N/A	4490	N/A
22165	Meridian Oil & Gas	J. Radziszewski #1	05/07/84	N/A	N/A	4586	N/A
22212	Meridian Oil & Gas	Cash #1	05/31/84	N/A	N/A	4512	N/A
22229	Meridian Oil & Gas	St. John #1	10/07/84	N/A	N/A	4528	N/A
22412	Meridian Oil & Gas	Bonecutter #1	06/18/85	N/A	N/A	4598	N/A
22419	Meridian Oil & Gas	Ester Saeger #1	06/19/85	N/A	N/A	4620	N/A
22421	Meridian Oil & Gas	Carolyn Euliano #1	07/20/85	N/A	N/A	4694	N/A
22447	Meridian Oil & Gas	Juanita M. Landers #1	06/27/85	N/A	N/A	4538	N/A
22448	Meridian Oil & Gas	Ann C. Kotapish #1	06/11/85	N/A	N/A	4614	N/A
23241	Belden & Blake, Corp.	Hanna #1	01/14/91	N/A	N/A	5084	N/A
23347	Great Lakes Energy Partners	Waddell #1	10/25/93	N/A	N/A	5118	N/A
23647	Northcoast Energy, Inc.	David W. Wilson #1	02/03/99	N/A	N/A	4844	N/A
23648	Northcoast Energy, Inc.	David C. Williams #1	01/20/99	N/A	N/A	4816	N/A
23650	Northcoast Energy, Inc.	Jeffrey Lang #3	02/07/99	N/A	N/A	5000	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
23688	Northcoast Energy, Inc.	Jeffrey Lang #2	N/A	N/A	N/A	5001	N/A
23690	Northcoast Energy, Inc.	Robert C. Burke #2	N/A	N/A	N/A	5000	N/A
24898	D & L Energy, Inc.	Bethesda #4	02/26/07	7	5367	4630	1367
24913	D & L Energy, Inc.	Bethesda #2	03/06/07	7	7954	4664	1456
24939	Atlas Resources, Inc.	Weis #2	09/01/07	N/A	N/A	4971	N/A
25020	Atlas Resources, Inc.	Buckholder #1	11/04/07	N/A	N/A	4690	N/A
25029	Atlas Resources, Inc.	Hyde #2	11/29/07	N/A	N/A	4720	N/A
25034	D & L Energy, Inc.	Yarnell #3	08/21/07	6	5890	4689	1623
25046	D & L Energy, Inc.	Yarnell #1	08/13/07	6	3879	4702	974
25047	D & L Energy, Inc.	Wilson Enterprises #1	08/07/07	6	4037	4846	799
25062	Atlas Resources, Inc.	Bowes #2	08/07/07	N/A	N/A	4960	N/A
25093	Atlas Resources, Inc.	Wyant Unit #1	08/01/07	N/A	N/A	5050	N/A
25106	Atlas Resources, Inc.	Doolittle Unit #1	07/26/07	3	1604	5051	1579
25113	D & L Energy, Inc.	Izaj #1	07/24/07	6	3378	4758	930
25114	D & L Energy, Inc.	Izaj #2	01/23/08	N/A	N/A	4756	N/A
25124	Atlas Resources, Inc.	Hamilton #5	10/14/07	N/A	N/A	5136	N/A
25126	D & L Energy, Inc.	Woods #1	11/07/07	N/A	N/A	4624	N/A
25163	Atlas Resources, Inc.	Griffin #3	08/24/07	N/A	N/A	4924	N/A
25173	D & L Energy, Inc.	Bethesda #5	07/30/07	6	2859	4686	799
25228	Atlas Resources, Inc.	Wentz #1	10/28/07	N/A	N/A	5242	N/A
25241	D & L Energy, Inc.	Bethesda #3	12/13/07	N/A	N/A	4712	N/A
25280	Atlas Resources, Inc.	Minke #1	12/20/07	N/A	N/A	5316	N/A
25283	Atlas Resources, Inc.	Randall #1	12/04/07	N/A	N/A	4731	N/A
25289	Atlas Resources, Inc.	Lobdell Unit #2	05/04/08	N/A	N/A	4976	N/A
25301	Atlas Resources, Inc.	Marks #3	04/28/08	N/A	N/A	4826	N/A
25302	Atlas Resources, Inc.	Henry #6	02/27/08	N/A	N/A	4639	N/A
25303	Atlas Resources, Inc.	Martin #22	03/16/08	N/A	N/A	4622	N/A
25304	Atlas Resources, Inc.	Martin #21	03/11/08	N/A	N/A	4658	N/A
25308	Atlas Resources, Inc.	Lackovic #1	03/04/08	N/A	N/A	4694	N/A
25310	Atlas Resources, Inc.	Snow #1	02/21/08	N/A	N/A	4712	N/A
25311	Atlas Resources, Inc.	Thomas #18	01/20/08	N/A	N/A	4726	N/A
25322	Atlas Resources, Inc.	Clark #17	04/14/08	N/A	N/A	4714	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
25325	Atlas Resources, Inc.	Drone #1	04/20/08	N/A	N/A	4685	N/A
25333	Atlas Resources, Inc.	Walters #6	04/05/08	N/A	N/A	4856	N/A
25337	Atlas Resources, Inc.	Martin #33	03/25/08	N/A	N/A	4572	N/A
25340	Atlas Resources, Inc.	Townley-Boyle #4	04/18/08	N/A	N/A	4921	N/A
90009	Harry F. White	Harry F. White #1	02/07/51	N/A	N/A	4300	N/A

MAP OF TENNESSEE

LAKE
OBION
WEAKLEY
HENRY
STEWART
MONT-GOMERY
ROBERTSON
SUMNER
MACON
CLAY
PICKETT
SCOTT
CAMPBELL
CLAIBORNE
HAN-COCK
HAWKINS
SULLIVAN
JOHNSON
HOUSTON
CHEATHAM
DAVIDSON
Nashville
TROUSDALE
SMITH
JACKSON
OVERTON
FENTRESS
UNION
GRAINGER
GREENE
WASH-INGTON
CARTER
UNICOI
DYER
GIBSON
CARROLL
BENTON
HUMPHREYS
DICKSON
WILSON
PUTNAM
MORGAN
ANDERSON
JEFFERSON
HAMBLEN
LAUDER-DALE
CROCKETT
WILLIAMSON
RUTHER-FORD
DEKALB
WHITE
CUMBERLAND
KNOX
COCKE
TIPTON
HAYWOOD
MADISON
HENDER-SON
DECATUR
PERRY
HICKMAN
CANNON
WARREN
VAN BUREN
ROANE
LOU-DON
BLOUNT
SEVIER
MAURY
LEWIS
MARSHALL
BEDFORD
COFFEE
MOORE
GRUNDY
BLEDSOE
RHEA
MEIGS
McMINN
MONROE
SEQUAT-CHIE
SHELBY
Memphis
FAYETTE
HARDEMAN
CHESTER
McNAIRY
HARDIN
WAYNE
LAWRENCE
GILES
LINCOLN
FRANKLIN
MARION
HAMILTON
BRADLEY
POLK

LEASE INFORMATION

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES,
TENNESSEE

	Prospect Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to Partnership
1	CC-H17	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
2	CC-H18	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
3	CC-H19	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
4	CC-H20	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
5	CC-H21	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
6	CC-H22	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
7	CC-H23	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
8	CC-H24	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
9	CC-H25	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
10	CC-H26	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
11	CC-H27	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
12	CC-H28	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
13	CC-H29	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
14	CC-H30	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
15	CC-H31	Morgan	1/1/2005	HBP	12.50%	0%	4.50%	83.00%	100.00%	4,000.00	20
16	CCLC-22	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
17	CCLC-24	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
18	CCLC-38	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
19	CCLC-39	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
20	CCLC-40	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
21	CCLC-41	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
22	CCLC-43	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
23	CCLC-47	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
24	CCLC-50	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
25	CCLC-54	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
26	CCLC-55	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
27	CCLC-56	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
28	CCLC-57	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
29	CCLC-58	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
30	CCLC-60	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
31	CCLC-61	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
32	CCLC-62	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
33	CCLC-63	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
34	CCLC-64	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20

	Prospect Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to Partnership
35	CCLC-70	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
36	CCLC-71	Anderson	4/1/2006	HBP	12.50%	0%	4.50%	83.00%	100.00%	11,500.00	20
*HBP – Held by Production.

LOCATION AND PRODUCTION MAPS

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES,
TENNESSEE

ROYAL BLUE
WILDLIFE AREA
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
1 0 1 2 3 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
TENNESSEE PROSPECT
Anderson, Campbell, Morgan and Scott County, TN

CCLC-71
CC-LC64
CC-LC62
CC-LC61
CC-LC63
CC-LC60
CC-LC17
CCLC-70
CC-LC11
CC-LC9
CC-LC8
CC-LC21
CC-LC22
CC-LC50
CC-LC40
CC-LC41
CC-LC38
CC-LC58
CC-LC53
CC-LC47
CC-LC35
CC-LC56
CC-LC3
CC-LC2
CC-LC36
CC-LC57
CC-LC54
CC-LC13
CC-LC55
CC-LC15
CC-LC33
CC-LC32
CC-LC31
CC-LC30
CC-LC16
CC-2171
CC-2170
CC-2172
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000
0
0.5000
1
1.5000 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
TENNESSEE PROSPECT
Anderson, Campbell, Morgan and Scott County, TN

1

0003879
0005201
0001943
0001547
CC-H19
CC-H23
CC-H24
CC-H18
CC-H25
CC-H8A
CC-H5A
CC-H7
CC-H4
CC-H17
CC-H9
CC-H3
CC-H26
CC-H20
CC-H21
CC-H22
CC-H28
CC-H27
CC-H29
CC-H30
CC-H31
CC-H15
CC-H12
CC-H1
CC-H13
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
0.5000 0 0.5000 1 1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
TENNESSEE PROSPECT
Anderson, Campbell, Morgan and Scott County, TN

2

PRODUCTION DATA

FOR

ANDERSON, CAMPBELL, MORGAN, ROANE AND SCOTT COUNTIES,
TENNESSEE

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF EQUIV. THROUGH 4/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
3879	Rankin William	Rankin William #1	N/A	N/A	N/A	2981	N/A
5201	Sunbright Oil & Gas	Rankin William #2	N/A	N/A	N/A	3016	N/A
8607	American Resource	Wilson-Arm #1	N/A	N/A	N/A	2965	N/A
8610	American Resource	Wilson-Arm #2	N/A	N/A	N/A	3080	N/A
8611	American Resource	Wilson-Arm #3	N/A	N/A	N/A	3080	N/A
8615	American Resource	Wilson-Arm #5	N/A	N/A	N/A	3100	N/A
8625	American Resource	Wilson-Arm #11	N/A	N/A	N/A	3085	N/A
8626	American Resource	Wilson-Arm #8	N/A	N/A	N/A	3035	N/A
9691	Jonh Henry Oil	CC 2	N/A	N/A	N/A	3207	N/A
9697	Jonh Henry Oil	CC 1	N/A	N/A	N/A	2973	N/A
9707	Jonh Henry Oil	CC 4	N/A	N/A	N/A	3277	N/A
9712	Jonh Henry Oil	CC 3	N/A	N/A	N/A	5437	N/A
9755	Jonh Henry Oil	CC 5	N/A	N/A	N/A	4814	N/A
9763	Jonh Henry Oil	CC 6	N/A	N/A	N/A	3242	N/A
9844	Jonh Henry Oil	CC 8	N/A	N/A	N/A	2942	N/A
9850	Jonh Henry Oil	CC 7	N/A	N/A	N/A	3001	N/A
9898	Jonh Henry Oil	CC 13	N/A	N/A	N/A	2745	N/A
9906	Jonh Henry Oil	CC 14	N/A	N/A	N/A	3195	N/A
9946	Jonh Henry Oil	CC 3	N/A	N/A	N/A	N/A	N/A
9954	Jonh Henry Oil	CC 15	N/A	N/A	N/A	3339	N/A
9964	Jonh Henry Oil	CC 16	N/A	N/A	N/A	N/A	N/A
9975	Jonh Henry Oil	CC 17	N/A	N/A	N/A	3336	N/A
10006	Jonh Henry Oil	CC 18	N/A	N/A	N/A	3391	N/A
10261	Jonh Henry Oil	CC 19	N/A	N/A	N/A	5539	N/A
10279	Jonh Henry Oil	CC 9	N/A	N/A	N/A	4285	N/A
11642	Atlas Resources, Inc.	CC-H13	N/A	N/A	N/A	2917	N/A
11643	Atlas Resources, Inc.	CC-H15	04/24/08	N/A	N/A	2940	N/A
11699	Atlas Resources, Inc.	CC-LC30	04/29/08	N/A	N/A	3816	N/A
11700	Atlas Resources, Inc.	CC-LC36	05/12/08	N/A	N/A	4394	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF EQUIV. THROUGH 4/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
11701	Atlas Resources, Inc.	CC-LC35	N/A	N/A	N/A	4340	N/A
11706	Atlas Resources, Inc.	CC-LC33	05/08/08	N/A	N/A	4410	N/A
11707	Atlas Resources, Inc.	CC-LC32	05/05/08	N/A	N/A	4158	N/A
11716	Atlas Resources, Inc.	CC-LC53	N/A	N/A	N/A	5155	N/A
11724	Atlas Resources, Inc.	CC-LC31	05/15/08	N/A	N/A	6066	N/A
CC 1	Mausch	CC 1	N/A	N/A	N/A	N/A	N/A
CC 1	Greenup Etal	CC 1	N/A	N/A	N/A	N/A	N/A
CC 2	Natural Gas Producers of Tenn	CC 2	N/A	N/A	N/A	N/A	N/A
CC 2	Mausch	CC 2	N/A	N/A	N/A	N/A	N/A
CC 3	Natural Gas Producers of Tenn	CC 3	N/A	N/A	N/A	N/A	N/A
CC-H1	Ariana	CC-H1	N/A	N/A	N/A	3858	N/A
CC-H10	Ariana	CC-H10	N/A	N/A	N/A	3118	N/A
CC-H12	Vinland	CC-H12	N/A	N/A	N/A	3002	N/A
CC-H2	Vinland	CC-H2	N/A	N/A	N/A	2755	N/A
CC-H3	Ariana	CC-H3	N/A	N/A	N/A	3803	N/A
CC-H4	Ariana	CC-H4	N/A	N/A	N/A	3027	N/A
CC-H5A	Vinland	CC-H5A	N/A	N/A	N/A	3110	N/A
CC-H7	Ariana	CC-H7	N/A	N/A	N/A	3210	N/A
CC-H8A	Vinland	CC-H8A	N/A	N/A	N/A	3102	N/A
CC-H9	Ariana	CC-H9	N/A	N/A	N/A	3137	N/A
CC-LC11	Ariana	CC-LC11	N/A	N/A	N/A	4260	N/A
CC-LC12	Ariana	CC-LC12	N/A	N/A	N/A	3280	N/A
CC-LC13	Ariana	CC-LC13	N/A	N/A	N/A	3267	N/A
CC-LC14	Ariana	CC-LC14	N/A	N/A	N/A	3302	N/A
CC-LC15	Ariana	CC-LC15	N/A	N/A	N/A	5840	N/A
CC-LC16	Ariana	CC-LC16	N/A	N/A	N/A	3253	N/A
CC-LC17	Ariana	CC-LC17	N/A	N/A	N/A	3258	N/A
CC-LC2	Ariana	CC-LC2	N/A	N/A	N/A	3252	N/A
CC-LC21	Ariana	CC-LC21	N/A	N/A	N/A	4378	N/A

The Production Data provided in the table below is not intended to imply that the wells to be drilled by the partnership will have the same results, although it is an important indicator in evaluating the economic potential of any well to be drilled by the partnership.

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF EQUIV. THROUGH 4/30/08	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
CC-LC3	Ariana	CC-LC3	N/A	N/A	N/A	3467	N/A
CC-LC5	Ariana	CC-LC5	N/A	N/A	N/A	3276	N/A
CC-LC6	Ariana	CC-LC6	N/A	N/A	N/A	3426	N/A
CC-LC7	Ariana	CC-LC7	N/A	N/A	N/A	3370	N/A
CC-LC8	Ariana	CC-LC8	N/A	N/A	N/A	4199	N/A
CC-LC9	Ariana	CC-LC9	N/A	N/A	N/A	1745	N/A

LEASE INFORMATION

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND
COUNTIES, PENNSYLVANIA

	Well Name	County	Effective Date*	Expiration Date*	Landowner Royalty	Overriding Royalty Interest to the Managing General Partner	Overriding Royalty Interest to 3rd Parties	Net Revenue Interest	Working Interest	Net Acres	Acres to be Assigned to the Partnership
1	Brazzon #07	Fayette	3/14/2003	HBP	12.5%	0%	0%	87.5%	100%	112.000	20.000
2	Cowden #42	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	167.720	20.000
3	Cowden #46	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	1,179.260	20.000
4	Cowden #51	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	1,179.260	20.000
5	Cowden #53	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	1,179.260	20.000
6	Cowden #59	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	694.4	20.000
7	Cowden #60	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	694.4	20.000
8	Cowden #64	Washington	3/1/2007	3/1/2010 (1)	17.2%	0%	0%	32.8%	50%	694.4	20.000
9	Gaydos #11	Greene	11/18/1998	HBP	12.5%	0%	0%	87.5%	100%	209.640	20.000
10	Holbert #05	Greene	8/27/2003	HBP	12.5%	0%	0%	87.5%	100%	72.330	20.000
11	Jackson Farms #29	Fayette	10/14/1998	HBP	12.5%	0%	0%	87.5%	100%	82.000	20.000
12	Jackson Farms #30	Fayette	10/14/1998	HBP	12.5%	0%	0%	87.5%	100%	82.000	20.000
13	Kerr #09	Greene	12/12/1913	HBP	12.5%	0%	0%	87.5%	100%	108.000	20.000
14	Kiger #02	Greene	6/25/2007	6/25/2009	12.5%	0%	0%	87.5%	100%	35.050	20.000
15	Leichliter #06	Fayette	12/5/2000	HBP	12.5%	0%	0%	87.5%	100%	111.000	20.000
16	Morton #08	Greene	11/12/2002	HBP	12.5%	0%	0%	87.5%	100%	163.200	20.000
17	Morton #10	Greene	11/12/2002	HBP	12.5%	0%	0%	87.5%	100%	163.200	20.000
18	Orr #36	Fayette	10/27/2000	HBP	12.5%	0%	0%	87.5%	100%	987.000	20.000
19	Springer #18	Greene	9/11/2006	HBP	12.5%	0%	0%	87.5%	100%	137.750	20.000
20	Yasenosky #03	Fayette	1/18/2006	1/18/2009	12.5%	0%	0%	87.5%	100%	53.000	20.000
21	Zinn Unit #02	Fayette	9/22/2004	HBP	12.5%	0%	0%	87.5%	100%	137.000	20.000
(1)	If Lessee is to have continued rights of development beyond February 28, 2009, Lessee must drill eighteen (18) wells by February 28, 2009.

*HBP – Held by Production.

LOCATION AND PRODUCTION MAPS

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND COUNTIES,
PENNSYLVANIA

1
2
3
4
5
6
7
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
N
W
E
S
1 0 1 2 3 mi
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA

N
W
E
S
COWDEN
COWDEN
COWDEN
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
1
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
0.5000 0 0.5000 1 1.5000 mi

N
W
E
S
COWDEN #44
COWDEN #45
COWDEN #40
COWDEN #41
COWDEN
COWDEN
COWDEN
COWDEN
COWDEN #47
COWDEN #48
22265
22431
22415
22495
22433
22434
22440
COWDEN #14
COWDEN #15
COWDEN #19
COWDEN #16
COWDEN #18
COWDEN #22
COWDEN #21
COWDEN #17
COWDEN #24
COWDEN #20
COWDEN #23
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
2
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
0.5000
0
0.5000
1
1.5000

N
W
E
S
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
3
Atlas Energy
Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA
Atlas Resources Public #17-2008(B) L.P.
Proposed Locations
0.5000
0
0.5000
1
1.5000 mi
BRAZZON
OBR

LEICHLITER
JACKSON FARMS
JACKSON FARMS
SHUMAR #3
40
4
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
0.5000
0
0.5000
1
1.5000 mi

SPRINGER
MORTON
MORTON
KIGER
GAYDOS
KERR
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
5
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA.
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
0.5000 0 0.5000 1 1.5000 mi

PRAH #2
KOLENCIK #2
YASENOSKY
N
E
S
LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
6
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
0.5000 0 0.5000 1 1.5000 mi

LEGEND
Gas Well
Oil & Gas Well
Dry Hole
Plugged Gas Well
Plugged Oil Well
Plugged & Aband'd
Marcellus
HOLBERT
0.5000
0
0.5000
1
1.5000 mi
Atlas Resources Public #17-2008(B) L.P. Proposed Locations
7
Atlas Energy Resources, LLC
Atlas Resources Public # 17-2008(B) L.P.
Marcellus Shale Play
Washington, Greene, Fayette, & Westmoreland Co's PA

PRODUCTION DATA

FOR THE MARCELLUS SHALE IN

FAYETTE, GREENE, WASHINGTON AND WESTMORELAND
COUNTIES, PENNSYLVANIA

ID NUMBER	OPERATOR	WELL NAME	DATE COMPLT'D	MOS ON LINE	TOTAL MCF THROUGH 04/30/08 EXCEPT WHERE NOTED	TOTAL LOGGERS DEPTH	LATEST 30 DAY PROD.
22265	Great Lakes Energy	Christman Unit # 3	05/18/06	24	N/A	8646	N/A
22415	Great Lakes Energy	Ohio Valley Lbc # 3	12/14/07	5	N/A	6696	N/A
22431	Great Lakes Energy	Christman Unit # 5	03/05/07	15	N/A	6720	N/A
22433	Great Lakes Energy	Ohio Valley Lbc Unit # 4	01/19/07	16	N/A	6524	N/A
22434	Great Lakes Energy	Christman Unit # 6	03/23/07	14	N/A	6600	N/A
22440	Great Lakes Energy	Christman Unit # 4	03/16/07	14	N/A	6465	N/A
22495	Great Lakes Energy	Ohio Valley Lbc # 6	02/23/07	15	N/A	6744	N/A
23452	Atlas Resources, Inc.	Orr # 28	01/17/07	13	26684	8460	1411
23573	Atlas Resources, Inc.	Orr # 33	12/19/07	3	7607	8282	7607
24036	Atlas Resources, Inc.	Headlee # 6	02/13/07	13	52420	8162	2749
24323	Atlas Resources, Inc.	Miller # 48	08/20/07	7	36555	8383	9893
24335	Atlas Resources, Inc.	Cline # 5	10/09/07	6	77238	8560	19675
24363	Atlas Resources, Inc.	Beck # 5	03/25/08	0	N/A	8346	N/A
24394	Atlas Resources, Inc.	Swartz # 4	04/19/08	0	N/A	8507	N/A
24458	Atlas Resources, Inc.	Matthews # 33	10/26/07	5	11357	8387	3981
24484	Atlas Resources, Inc.	Holbert # 6	03/11/08	0	N/A	8372	N/A
24489	Atlas Resources, Inc.	Consol / Usx # 13	03/27/08	1	N/A	9975	N/A

ANNEX B

QUARTERLY REPORT
ON FORM 10-Q

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2008

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____

Commission file number 333-144070-02

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
(Name of small business issuer in its charter)

Delaware	20-1466056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
Moon Township, PA	15108
(Address of principal executive offices)	(zip code)

Issuer’s telephone number, including area code: (412) 262-2830

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One) Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐ No ☑

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☑

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
(A Delaware Limited Partnership)
INDEX TO QUARTERLY REPORT
ON FORM 10Q

PART I.	FINANCIAL INFORMATION	PAGE

Item 1:	Financial Statements

	Balance Sheet as of March 31, 2008	3

	Statement of Operations for the period March 25, 2008 through March 31, 2008	4

	Statement of Changes in Partners’ Capital for the period March 25, 2008 through March 31, 2008	5

	Statement of Cash Flows for the period March 25, 2008 through March 31, 2008	6

	Notes to Financial Statements	7-9

Item 2:	Management’s Discussion and Analysis of Financial Condition and Results of Operations	9-10

Item 4:	Controls and Procedures	11

PART II.	OTHER INFORMATION

Item 1:	Legal Proceedings	11

Item 6:	Exhibits	11

SIGNATURES		12

CERTIFICATIONS		13-16

PART I

ITEM 1.	FINANCIAL STATEMENTS

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
BALANCE SHEET

March 31,
2008
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$100
Accounts receivable – affiliate	13,639,100
Total current assets	13,639,200

Oil and gas properties, net	1,941,100
$15,580,300

LIABILITIES AND PARTNERS’ CAPITAL

Asset retirement obligation	$159,200

Partners’ capital:
Managing general partner	342,900
Investor partners (1,509.90 units)	15,078,200
Total partners' capital	15,421,100
$15,580,300

The accompanying notes are an integral part of these financial statements

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
STATEMENT OF OPERATIONS
FOR THE PERIOD March 25, 2008 THROUGH March 31, 2008
(Unaudited)

REVENUES

Natural gas and oil	$—
Total revenues	—

COSTS AND EXPENSES
Accretion of asset retirement obligation	2,600
Total expenses	(2,600)
Net loss	$(2,600)

Allocation of net loss:
Managing general partner	$(800)
Investor partners	$(1,800)
Net loss per investor partnership unit	$(1)

The accompanying notes are an integral part of these financial statements

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE PERIOD March 25, 2008 THROUGH March 31, 2008
(Unaudited)

	Managing
	General	Investor
	Partner	Partners	Total

Balance at January 1, 2008	$—	$—	$—

Partners capital contributions:
Cash	100	15,080,000	15,080,100
Syndication and offering costs	1,809,600	—	1,809,600
Tangible equipment / leasehold costs	343,600	—	343,600
Total contributions	2,153,300	15,080,000	17,233,300

Syndication and offering costs, immediately charged to capital	(1,809,600)	—	(1,809,600)
	343,700	15,080,000	15,423,700
Participation in revenues and expenses:
Accretion of asset retirement obligation	(800)	(1,800)	(2,600)
Net loss	(800)	(1,800)	(2,600)

Balance at March 31, 2008	$342,900	$15,078,200	$15,421,100

The accompanying notes are an integral part of these financial statements

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
STATEMENT OF CASH FLOWS
FOR THE PERIOD March 25, 2008 THROUGH March 31, 2008
(Unaudited)

Cash flows from operating activities:

Net loss	$(2,600)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of asset retirement obligation	2,600
Net cash provided by operating activities	—

Cash flows from investing activities:
Oil and gas well drilling contracts paid to MGP	(15,080,000)
Net cash used in investing activities	(15,080,000)

Cash flows from financing activities:
Initial capital contribution by MGP	100
Partners' capital contributions	15,080,000
Net cash provided by financing activities	15,080,100

Net increase in cash and cash equivalents	100
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$100

Supplemental Schedule of non-cash investing and financing activities:

Assets contributed by managing general partner:
Tangible costs	$319,500
Lease costs	24,100
Syndication and offering costs	1,809,600
$2,153,200

Asset retirement obligation	$156,600

The accompanying notes are an integral part of these financial statements

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
NOTES TO FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Atlas Resources Public 17-2008 (B) L.P. (the “Partnership”) is a Delaware Limited Partnership which includes Atlas Resources, LLC of Pittsburgh, Pennsylvania, as Managing General Partner ("MGP") and Operator, and 365 investors. The Partnership was formed on May 7, 2007 to drill and operate gas wells located primarily in Pennsylvania, Tennessee and West Virginia. The Partnership has no employees and relies on its MGP for management which, in turn, relies on its parent company, Atlas Energy Resources, LLC (NYSE:ATN), ("Atlas Energy"), for administrative services.

The financial statements as of March 31, 2008 and for the period ended March 31, 2008 are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. However, in the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the interim periods presented. The results of operations for the period ended March 31, 2008 may not necessarily be indicative of the results of operations for the year ended December 31, 2008. Partnership operations began on March 25, 2008; therefore no comparative schedule is available for the three months ended March 31, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from these estimates.

Accounts Receivable and Allowance for Possible Losses

In evaluating the need for an allowance for possible losses, the Partnership's MGP, performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by review of its customers' credit information. Credit is extended on an unsecured basis to many of its energy customers. At March 31, 2008, the Partnership's MGP's credit evaluation indicated that the Partnership has no need for an allowance for possible losses.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depletion is based on cost less estimated salvage value primarily using the unit-of-production method over the assets' estimated useful lives. Maintenance and repairs are expensed as incurred. Major renewals and improvements that extend the useful lives of property are capitalized.

Oil and gas properties consist of the following at the date indicated:	March 31,
2008
Natural gas and oil properties:
Proved properties:
Leasehold interests	$319,500
Wells and related equipment	1,621,600
$1,941,100

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
NOTES TO FINANCIAL STATEMENTS (Continued)
March 31, 2008
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Financial Accounting Standards

In March 2008, the Financial Accounting Standards Board, (“FASB”) issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, (“SFAS 161”), an amendment of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”, (“SFAS 133”). SFAS 161 requires entities to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required. SFAS 161 also requires entities to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for under SFAS 133 and how the hedges affect the entity’s financial position, financial performance, and cash flows. The Partnership is currently evaluating whether the adoption of SFAS 161 will have an impact on its financial position or results of operations.

NOTE 3 - TRANSACTIONS WITH ATLAS RESOURCES, LLC AND ITS AFFILIATES

The Partnership has entered into the following significant transactions with its MGP and its affiliates as provided under its Partnership agreement:

•	Asset contributions from the MGP which are disclosed on the Partnership’s Statement of Cash Flows as a non-cash activity for the period ended March 31, 2008 were $2,153,200.

•
As of March 31, 2008, the Partnership has funded $15,080,000 to the MGP for well drilling contracts of which $1,440,800 has been spent to date on well drilling costs and the remaining balance of $13,639,200 is shown as part of Accounts receivable-affiliate, due from the MGP, on the Partnership's Balance Sheet.

The MGP and its affiliates perform all administrative and management functions for the Partnership including billing revenues and paying expenses.

Subordination by Managing General Partner

Under the terms of the Partnership agreement, the MGP may be required to subordinate up to 50% of its share of net production revenues of the Partnership to provide a distribution to the investor partners equal to at least 10% of their agreed subscriptions. Subordination is determined on a cumulative basis, in each of the first five years of Partnership operations, commencing with the first distribution of revenues to the investor partners.

ATLAS RESOURCES PUBLIC 17-2008 (B) L.P.
NOTES TO FINANCIAL STATEMENTS (Continued)
March 31, 2008
(Unaudited)

NOTE 4 - ASSET RETIREMENT OBLIGATION

The Partnership accounts for the estimated plugging and abandonment costs for its oil and gas properties in accordance with Statement of Financial Accounting Standards No. 143 (“SFAS 143”), Accounting for Asset Retirement Obligations and Financial Accounting Standards Board (“FASB”), Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

A reconciliation of the Partnership’s liability for plugging and abandonment costs for the period indicated are as follows:

Period Ended
March 25, 2008
through
March 31, 2008

Asset retirement obligation at beginning of period	$—
Liabilities incurred from drilling wells	156,600
Accretion expense	2,600
Asset retirement obligation at end of period	$159,200

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS (UNAUDITED)

Forward-Looking Statements

The matters discussed within this report include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this report are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Management’s Discussion and Analysis should be read in conjunction with our Financial Statements and the Notes to our Financial Statements.

General

We were formed as a Delaware limited partnership on May 7, 2007, with Atlas Resources, LLC as our Managing General Partner, or MGP, to drill natural gas development wells. We have no employees and rely on our MGP for management, which in turn relies on its parent company, Atlas Energy Resources, LLC (NYSE:ATN), or Atlas Energy, for administrative services.

Results of Operations

Most of our gas is gathered and delivered to market through Atlas Pipeline Partners, L.P.’s gas gathering system, which is managed by an affiliate of our MGP. We do not plan to sell any of our wells and will continue to produce them until they are depleted or become uneconomical to produce, at which time they will be plugged and abandoned or sold. We have not recorded any production revenues for the period March 25, 2008 through March 31 2008.

Liquidity and Capital Resources. Cash used in investing activities was $15,080,000 during the period ended March 31, 2008. This was entirely due to well drilling cost paid to our MGP.

Cash provided by financing activities was $15,080,100 during the period ended March 31, 2008. This was due to funds contributed by the investor partners for well drilling costs.

Our MGP may withhold funds for future plugging and abandonment costs. Any additional funds, if required, will be obtained from production revenues or borrowings from our MGP or its affiliates, which are not contractually committed to make loans to us. The amount that we may borrow may not at any time exceed 5% of our total subscriptions, and we will not borrow from third-parties.

We believe that our future cash flows from operations and amounts available from borrowings from our MGP or its affiliates, if any, will be adequate to fund our operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. On an on-going basis, we evaluate our estimates, including those related to our asset retirement obligations, depletion and certain accrued liabilities. We base our estimates on historical experience and on various other assumptions that we believe reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Subordination by Managing General Partner

Under the terms of the Partnership agreement, the MGP may be required to subordinate up to 50% of its share of net production revenues of the Partnership to provide a distribution to the investor partners equal to at least 10% of their agreed subscriptions. Subordination is determined on a cumulative basis, in each of the first five years of Partnership operations, commencing with the first distribution of revenues to the investor partners.

Recently Issued Financial Accounting Standards

In March 2008, the Financial Accounting Standards Board or FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities or SFAS 161, an amendment of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. SFAS 161 requires entities to provide qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of and gains and losses on derivative contracts, and details of credit-risk-related contingent features in their hedged positions. The standard is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged, but not required. SFAS 161 also requires entities to disclose more information about the location and amounts of derivative instruments in financial statements; how derivatives and related hedges are accounted for under SFAS 133 and how the hedges affect the entity’s financial position, financial performance, and cash flows. We are currently evaluating whether the adoption of SFAS 161 will have an impact on our financial position or results of operations.

ITEM 4.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our MGP’s management, including our MGP’s Chief Executive Officer and Chief Financial Officer, our MGP has evaluated the effectiveness of the design and operation of its disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15(e) and Rule 15d-15(e)) as of the end of the period covered by this report and based on their evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures are effective in all material respects, including those to ensure that information required to be disclosed in reports filed or submitted under the Securities Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to management, including our MGP’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow for timely disclosure. There have been no changes during our last fiscal quarter that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

The Managing General Partner (MGP) is not aware of any legal proceedings filed against the Partnership.

Affiliates to the MGP and their subsidiaries are party to various routine legal proceedings arising in the ordinary course of their collective business. The MGP management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the MGP's financial condition or results of operations.

ITEM 6.  EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description

4.0	Amended and Restated Certificate and Agreement of Limited Partnership for Atlas America Public 17-2007 (B) L.P. (1)
10.1	Drilling and Operating Agreement for Atlas America Public 17-2007 (B) L.P. (1)
31.1	Certification Pursuant to Rule 13a-14/15(d)-14
31.2	Certification Pursuant to Rule 13a-14/15(d)-14
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(1)	Filed on June 27, 2007 in the Form S-1 Registration Statement, dated June 27, 2007, File No. 333-144070.

SIGNATURES

Pursuant to the requirements of the Securities of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Atlas Resources Public 17-2008 (B) L.P.

Atlas Resources, LLC, Managing General Partner

Date: May 14, 2008	By:/s/ Freddie M. Kotek
Freddie M. Kotek, Chairman of the Board of Directors, Chief Executive Officer
and President

In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: May 14, 2008	By:/s/ Freddie M. Kotek
Freddie M. Kotek, Chairman of the Board of Directors, Chief Executive
Officer and President

Date: May 14, 2008	By:/s/ Matthew A. Jones
Matthew A. Jones, Chief Financial Officer

Date: May 14, 2008	By:/s/ Nancy J. McGurk
Nancy J. McGurk, Vice President, Chief Accounting Officer

EXHIBIT 31.1

CERTIFICATION

I, Freddie M. Kotek, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2008 of Atlas Resources Public 17-2008 (B) L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ Freddie M. Kotek
Name:	Freddie M. Kotek
Title:	Chief Executive Officer of the Managing General Partner
Date:	May 14, 2008

EXHIBIT 31.2

CERTIFICATION

I, Matthew A. Jones, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended March 31, 2008 of Atlas Resources Public 17-2008 (B) L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;

e)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

f)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

g)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

h)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ Matthew A. Jones
Name:	Matthew A. Jones
Title:	Chief Financial Officer of the Managing General Partner
Date:	May 14, 2008

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atlas Resources Public 17-2008 (B) L.P. (the "Partnership") on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Freddie M. Kotek, Chief Executive Officer of the Managing General Partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Freddie M. Kotek
Name:	Freddie M. Kotek
Title:	Chief Executive Officer of the Managing General Partner
Date:	May 14, 2008

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atlas Resources Public 17-2008 (B) L.P. (the "Partnership") on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Matthew A. Jones, Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Matthew A. Jones
Name:	Matthew A. Jones
Title:	Chief Financial Officer of the Managing General Partner
Date:	May 14, 2008